UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Criteo S.A.
(Name of Registrant as Specified In Its Charter)

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The documents contained herein are being made available to the holders of ordinary shares of Criteo S.A. pursuant to the requirements of French law. Please note that because we are a French company, the full text of the documents contained herein has been translated from French. In the case of any discrepancy between this version and the French version, the French version will prevail.

Brochure.
Combined Shareholders’ Meeting._______________

Wednesday, June 29, 2016 at 2:00 pm CET
Criteo Headquarters
32, Rue Blanche
75009 Paris, France

Contents.

1	Board Report	P3
	Agenda	P3

2	Management Report	P43

3	Draft resolutions of the Combined Shareholders’ Meeting	P65

01    Board Report.

Dear Shareholders,
We are holding this combined shareholders' meeting to submit for your approval resolutions which fall partly within the scope of the ordinary shareholders’ meeting and partly of the extraordinary shareholders’ meeting.
You are therefore requested to decide on the following agenda:

Agenda for the Ordinary Shareholders’ Meeting

01    Renewal of the term of office of Mr. Jean-Baptiste Rudelle as Director

02 Renewal of the term of office of Mr. James Warner as Director

03 Ratification of the provisional appointment of Ms. Sharon Fox Spielman as Director

04 Renewal of the term of office of Ms. Sharon Fox Spielman as Director

05 Appointment of Mr. Eric Eichmann as Director

06 Renewal of the term of office of Mr. Dominique Vidal, subject to the approval of Resolution 37

07 Determination of the amount of directors’ attendance fees

08 Non-binding advisory vote to approve the compensation for the named executive officers of the Company

09 Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every year

10 Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every two years

11 Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every three years

12 Approval of the statutory financial statements for the fiscal year ended December 31, 2015

13 Approval of the consolidated financial statements for the fiscal year ended December 31, 2015

14 Discharge (quitus) of the members of the board of directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2015

15 Allocation of profits for the fiscal year ended December 31, 2015

16 Approval of the agreement relating to the provision of premises and means entered into with The Galion Project (agreement referred to in Article L.225-38 of the French Commercial Code)

17 Ratification of the partnership entered into with The Galion Project (agreement referred to in Article L.225-38 of the French Commercial Code)

18 Ratification of the partnership entered into with France Digitale (agreement referred to in Article L.225-38 of the French Commercial Code)

19 Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code

20 Approval of the 2016 Stock Option Plan adopted by the Company’s Board of Directors

21 Approval of the modification to the fungible share ratio in the 2015 Time-Based Free Share/RSU Plan as amended by the Company’s Board of Directors

22 Approval of the modification to the fungible share ratio in the 2015 Performance-Based Free Share/RSU Plan as amended by the Company’s Board of Directors

Agenda for the Extraordinary Shareholders’ Meeting

23    Authorization to be given to the Board of Directors to grant OSAs (options to subscribe to new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code, subject to the approval of Resolution 20

24    Authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code

25    Authorization to be given to the Board of Directors to grant performance-based free shares/restricted stock units to executives and certain employees, from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code

26    Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

27 Determination of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 23 to 26

28    Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L.225-209-2 of the French Commercial Code

29    Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

30    Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights

31    Delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, in the context of a private placement, without shareholders’ preferential subscription rights

32    Delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, while preserving the shareholders’ preferential subscription right

33    Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Resolutions 29 to 32, with or without shareholders’ preferential subscription rights

34 Determination of the overall financial limits applicable to the issuances to be completed pursuant to the delegations in Resolutions 29 to 33 and 35

35    Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities for the benefit of members of a Company savings plan (plan d'épargne d’entreprise)

36 Amendment to the quorum requirements for ordinary and extraordinary meetings of the Company’s shareholders, and corresponding amendment to Article 19 of the Company’s By-laws

37 Reduction of the duration of the term of office of the directors and observers from 3 to 2 years and corresponding amendment of the Company’s By-laws

I.	DECISIONS FALLING WITHIN THE SCOPE OF THE ORDINARY SHAREHOLDERS’ MEETING

1.	Renewal of the terms of office for directors whose terms are coming to an end - Ratification of the provisional appointment of a director - Appointment of new directors [RESOLUTIONS 1 to 6]
Composition of the Board of Directors
The Board of Directors of the Company is composed of six members, five of whom are independent: Ms. Dana Evan, Mr. Hubert de Pesquidoux, Mr. James Warner (Lead Independent Director), Mr. Dominique Vidal and Ms. Sharon Fox Spielman. It is chaired by Mr. Jean-Baptiste Rudelle who resigned from his office as CEO to be replaced in this capacity by Mr. Eric Eichmann as of January 1, 2016. The Board of Directors has also proposed to appoint Mr. Eric Eichmann as director.
Since Ms. Marie Ekeland resigned from her office as director on January 29, 2016, the Board of Directors proceeded with the co-optation of a new director, Ms. Sharon Fox Spielman, from March 9, 2016, whose appointment is submitted for your approval.
As a result of these appointments, the Board of Directors will be composed of seven members.
The members of the Board of Directors have been chosen to assure a good representation of the main challenges that the Company faces. Indeed, the four out of five of the independent directors are residents of the United States of America, so that today its composition is balanced and reflects the geographic stakes of the Company. Their range of skills allows the members of the Board of Directors to benefit from quality expertise and good practices in terms of finance and administration, governance and compensation, particularly with respect to directors’ compensation, which is both transparent and competitive.
The current composition of the Board of Directors reflects both its stability and its ability to assist the Company in its growth and its ambitions.

Attendance rate
The Board of Directors and its committees meet at least four times a year. The Board of Directors thus met 7 times in the 2015 fiscal year (including 4 physical meetings). The committees also met on several occasions in the 2015 fiscal year. The attendance rate of the Board members, both at the ordinary meetings of the Board and its committees, was 100%.
Furthermore, the work undertaken by each of the directors between the meetings, in preparation or follow-up (telephone conferences, regular discussions between the directors and between the directors and the Company), allow for effective meetings, with enlightened and quick decision-making covering many topics. Each of the directors bring indispensable skills to the Board of Directors that are essential in addressing the unique challenges faced by the Company.
Renewal of the terms of office of Mr. Jean-Baptiste Rudelle, Mr. James Warner and Mr. Dominique Vidal and ratification and renewal of the term of office of Ms. Sharon Fox Spielman - Appointment of a new director
We remind you that the terms of office of Messrs. Jean-Baptiste Rudelle and James Warner are coming to an end at the end of this shareholders’ meeting. We therefore request that you renew each of their terms of office for a period of three years, which will expire at the time of the ordinary annual shareholders’ meeting which will be called to approve the financial statements of the fiscal year ended December 31, 2018.

Since Ms. Sharon Fox Spielman has been co-opted as director replacing Ms. Marie Ekeland, who resigned as director, we propose firstly that you ratify her appointment pursuant to the provisions of Article L 225-24 of the French Commercial Code and, secondly, that you renew her term of office as director for a term of three years expiring at the time of the ordinary annual shareholders’ meeting which will be called to approve the financial statements of the fiscal year ended December 31, 2018.
Further, we propose that you appoint a new director, Mr. Eric Eichmann, for a period of three years which will expire at the time of the ordinary annual shareholders’ meeting which will be called to approve the financial statements of the fiscal year ended December 31, 2018.
Finally, subject to the amendment of the term of office of directors from 3 to 2 years which is also submitted to you during this shareholders’ meeting, we propose that you renew the term of office of Mr. Dominique Vidal as director, whose term of office will expire in the event such amendment is approved. Further, once such amendment is adopted, the terms of office of Ms. Sharon Fox Spielman and of Messrs. Jean-Baptiste Rudelle, James Warner and Eric Eichmann, provided they are renewed or appointed, as applicable, at this shareholders meeting, will be de facto reduced to two years and will therefore expire at the time of the ordinary annual shareholders' meeting which will be called to approve the financial statements of the fiscal year ended December 31, 2017.

2.	Determination of the amount of directors attendance fees paid to members of the Board of Directors [RESOLUTION 7]
Taking into account the addition of new directors to the Board of Directors, we propose that you increase the amount of directors attendance fees from €1,500,000 to €2,250,000 for the 2016 fiscal year and for each subsequent fiscal years until a new decision is taken by the ordinary shareholders' meeting.
In this respect, and as further described in item II. 1 d) below, it is important to note that a part of the attendance fees is used to finance the subscription of warrants (“BSAs”) by the directors.

3.	Non-binding Advisory vote to approve the compensation for the named executive officers of the Company [RESOLUTIONS 8 to 11]
We ask you, pursuant to the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission (Section 14A of the Exchange Act), to approve, on non-binding basis, the compensation paid by the Company to its named executive officers, as disclosed in the Company's Proxy Statement for the 2016 annual shareholders' meeting (an excerpt of such Proxy Statement is appended to this report).
Further, in order to comply with the rules of Section 14A of the Exchange Act, which requires that at least once every 6 years the shareholders vote, on a non-binding advisory basis, to determine the frequency with which shareholder advisory votes should be held to approve the compensation paid by the Company to its named executive officers, we are submitting to you three resolutions to advise whether such vote should occur every year, every two years or every three years.
The Board of Directors recommends that future advisory votes to approve the compensation of the Company’s named executive officers take place every year.

4.
Approval of the statutory and consolidated financial statements for the fiscal year ended December 31, 2015 - Discharge given to the directors and auditors - Allocation of earnings [RESOLUTIONS 12 to 15]

Every year, within the six months following the end of the fiscal year, the shareholders’ meeting shall meet to approve the statutory financial statements and the consolidated financial statements of the past fiscal year.
The twelfth and thirteenth resolutions approve, respectively:

•	the statutory financial statements (also called individual or company financial statements) and the transactions set forth therein;

•	the consolidated financial statements and the transactions set forth therein.
The fourteenth resolution grants discharge to the directors and the auditors for the performance of their respective duties in the past fiscal year.
The fifteenth resolution allocates the Company's profits of €60,721,469 for the fiscal year ended December 31, 2015 as follows:

•	€3,920.20 to the statutory reserve account which shall then be provisioned in full, and

•	the remaining balance of €60,717,548.80 to the retained earnings account.

5.	Examination of the agreements referred to in Articles L. 225-38 et seq. of the French Commercial Code [RESOLUTIONS 16 to 18]
Pursuant to Article L. 225-38 of the French Commercial Code, the shareholders’ meeting is called to approve the new regulated agreements entered into during the 2015 fiscal year.
In this regard, the following agreements entered into during the 2015 fiscal year are therefore submitted for your approval/ratification:

•
agreement to provide premises and resources entered into on November 10, 2015 (effective as from April 6, 2015) between the Company and The Galion Project, a French not-for-profit organization whose purpose is to promote entrepreneurship by start-ups in the digital economy, it being specified that Mr. Jean-Baptiste Rudelle is the president of such organization.

•
partnerships with The Galion Project and France Digitale on media-covered events which took place respectively on May 5, 2015 and September 15, 2015, it being specified that Mr. Jean-Baptiste Rudelle is the chairman of The Galion Project and that Marie Ekeland is the president of France Digitale.

6.	Buyback of the company’s stock [RESOLUTION 19]
External growth, and particularly the acquisitions that would allow the Company to strengthen its technological platform, its product portfolio or its team of key employees, particularly in Research & Development, is an important area of development of the Company. In order to take advantage of potential opportunities, particularly given the intense competition in the digital marketing industry and insofar as potential targets of strategic importance are mainly located in the United States, we must be able to act quickly.

Since equity-based incentives are a key component in the economics of new technologies, the Board of Directors wishes to enable the Company to use Company stock as a component of acquisition consideration.
The share buybacks, which cannot exceed 5% of the share capital, will be carried out at a price per share set in accordance with the criteria approved at this shareholders’ meeting, which take into account the market value of the Company’s American Depositary Shares, each representing one ordinary share of the Company (“ADS”), as listed on the Nasdaq Global Market. The price per share cannot exceed €59. The total share purchase cap is fixed at €184.3 million. This delegation would be valid for 12 months (i.e. until June 29, 2017) and implemented under the conditions set forth in Article L. 225-209-2 of the French Commercial Code.
In any event, the Board of Directors may not implement this delegation during a public tender offer by a third party on the Company’s shares.
In support of this resolution, the shareholders’ meeting has been provided with (i) the report prepared by an independent expert appointed pursuant to the provisions of Article L. 225-209-2 of the French Commercial Code and (ii) the auditors' report.

7.
Approval of the 2016 stock option plan and Amendment to the 2015 Time-based Free Share/RSU plan and to the 2015 Performance-based Free Share/RSU plan as amended by the Board of Directors [RESOLUTIONS 20 to 22]

Pursuant to U.S. securities laws regarding the approval of equity plans, we ask you to approve:

-	the 2016 Stock Option Plan adopted by the Company’s Board of Directors during its meeting of April 7, 2016,

-	the modification to the fungible share ratio in the 2015 Time-Based Free Share/RSU Plan, as amended by the Company’s Board of Directors during its meeting of April 7, 2016,

-	the modification to the fungible share ratio in the 2015 Performance-Based Free Share/RSU Plan, as amended by the Company’s Board of Directors during its meeting of April 7, 2016.
We remind you that the purpose of the above mentioned fungible share ratios is, pursuant to the American practices, to provide that any free share allocated will be counted against the overall share limit set forth in Resolution 27 as 1.57 shares for every free share allocated, in order to offset the fact that the free shares, unlike the stock options, do not have an exercise price to be paid.

II.	DECISIONS FALLING WITHIN THE SCOPE OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

1.	Authorization to be given with respect to equity grants to employees, executives and directors of the Board of Directors of the Company [RESOLUTIONS 23 to 27]
The Board of Directors wishes to be able to continue its practice of granting equity to employees, executives and members of the Board of Directors. We therefore request that you renew the different delegations and authorizations which have previously been granted to the Board of Directors by the ordinary and extraordinary shareholders' meetings of June 18, 2014 and June 23, 2015 and October 23, 2015.
We therefore remind you of:

-	The strategic importance for the Company of maintaining its ability to attract and retain the best talent thanks to a compensation and equity policy consistent with market practices, and,

-	that 100% of the employees of the group are eligible for allocations of free shares and stock options pursuant to the Company’s equity policy.
The new authorizations and delegations granted would supersede any authorization and delegation previously granted having the same purpose.
We point out that, pursuant to resolution 27, the number of shares which could be issued under the authorizations set forth in items a) to d) below may not exceed 4,600,000 shares, par value €0.025 per share (it being specified that the additional amount of shares to be issued in order to protect the rights of holders of securities giving access to shares will be added to this cap (pursuant to the applicable legal provisions and the provisions of the applicable plan)).
The authorizations for granting free shares and stock options would be granted for a period of thirty-eight (38) months and the delegation for issuing warrants (BSAs) for a period of eighteen (18) months.
We therefore propose that you examine each of these proposals.

a)
Resolution no. 23: Authorization to be given to the Board to grant OSAs (options to subscribe to new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code, subject to the approval of Resolution 20

We ask you to authorize the Board, within the context of Articles L. 225-177 to L. 225-185 of the French Commercial Code, to grant, within the duration allowed by law and on one or more occasions, OSAs or OAAs to employees and/or executives of the Company and of any company or economic interest group affiliated with the Company, under the conditions stipulated in Article L. 225-180-I of the French Commercial Code. It is specified that the number of shares to be purchased or subscribed for as a result of the OSAs or OAAs granted by this authorization cannot exceed 4,600,000 shares, par value €0.025 per share, which shares shall be deducted from the overall cap reference above.
The purchase or subscription price per share shall be determined by the Board of Directors on the day the OSA or OAA is granted by reference to the closing price of an ADS on the Nasdaq Global Market on the day preceding the allocation of the OSA or OAA by the Board of Directors. However, the purchase or subscription price per share may not, under any circumstance, be less than ninety-five per cent (95%) of the weighted average closing price of an ADS on the Nasdaq Global Market in the twenty trading days preceding the day of the allocation of the OSA or OAA by the Board of Directors.

b)
Resolution no. 24: Authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code

We ask you to authorize the Board of Directors to allocate, on one or more occasions, in the proportions and at the times it shall determine, free shares, in favor of employees of the Company or of companies or economic interest groups in which the Company holds, directly or indirectly, at least 10% of the share capital or voting rights on the allocation date of the relevant shares, in France or abroad (the "Criteo Group").
The maximum number of shares, par value €0.025 per share, which can be allocated free of charge by the Board of Directors under this authorization shall be deducted from the overall cap referred to above.
The free share shall have a minimum vesting period (“Vesting Period”) of one year and a holding period (the “Retention Period”) of one year, provided the Board of Directors may reduce or remove the Retention Period entirely so long as the Vesting Period and any Retention Period, taken together, last at least two years after the grant date.
As an exception to the above, the shares will be definitely allocated before the end of the Vesting Period if the beneficiary becomes disabled with a 2nd or 3rd category of disability referred to in Article L. 341-4 of the French Social Security Code.
The allocated shares will be freely transferable on a request for allocation by the heirs of a deceased beneficiary or a beneficiary that becomes disabled under the aforementioned categories of the French Social Security Code.
The durations of the Vesting Period and the Retention Period shall be determined by the Board of Directors within the aforementioned limits.

c)
Resolution no. 25: Authorization to be given to the Board of Directors to grant performance-based free shares/restricted stock units to executives and certain employees from time to time pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code

This authorization is identical to the authorization which would be granted under Resolution no. 24 hereinabove, apart from (i) the fact that the free shares to be issued pursuant to this authorization may be allocated to the CEO (directeur général) and, from time to time, certain named executive officers, members of executive management or employees of the Criteo Group, as determined by the Board of Directors and, (ii) the effective grant of the free shares will be subject to the satisfaction of performance targets.

d)
Resolution no. 26: Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

The members of the Board of Directors and of the committees which cannot be allocated free shares or stock options, ask you to delegate to the Board of Directors the authority to allocate a maximum number of 100,000 warrants (”BSAs”), each of them giving the right to subscribe to one ordinary share of the Company, par value €0.025 per share, it being specified that this number would be deducted from the overall cap referred to above.

Principles in terms of compensation of the independent directors of Criteo.
It is important that the composition of Company’s Board of Directors reflects its market position. The objective of the Board of Directors is to respond appropriately and effectively to its key challenges in the competitive, predominantly U.S.-based, technology industry in which it operates, while complying with its new obligations as a U.S. domestic registrant listed on the Nasdaq Global Market and its obligations as a French private company.
In order to remain competitive, the Company must ensure that the composition of its Board of Directors is consistent with the North American market in which it operates and competes for talent. To continue to attract and retain highly talented directors with deep industry knowledge and experience, we must be able to offer our directors compensation in line with North American tech market standards, which include an equity-based component. As of the date hereof, in accordance with the Board of Director’s compensation policy for directors, only independent members of the Board of Directors can receive compensation and, in particular, BSA grants.
Independent directors receive an initial BSA allocation when they are appointed.
The annual compensation received by each independent director is thus composed partly of cash and partly of an equity component, comprised of BSAs, in line with common North American practice, and more generally, our industry's practice. As of the month of April 2015, the annual amount of directors' attendance fees to paid to each independent director is between USD258,000 and USD273,000 per year, allocated as follows:

•	USD10,000 for the Lead Independent Director;

•	USD40,000 in cash for attending the meetings of the Board of Directors,

•	between USD3,000 and USD20,000 in cash for chairmanship and membership on the committees of the Board of Directors, as follows:

◦	Chairmanship of a Committee:

▪	Audit Committee: USD20,000

▪	Compensation Committee USD15,000

▪	Nomination and Governance Committee: USD10,000

◦	Being part of a Committee:

▪	Audit Committee: USD8,000

▪	Compensation Committee: USD5,000

▪	Nomination and Governance Committee: USD3,000

•	USD200,000 in the form of equity-based incentives (BSAs), for which directors are required to pay a subscription price.
In addition, the independent directors receive additional compensation equivalent in value to, and eligible to offset, the subscription price for the BSAs.
The number of BSAs allocated is determined by reference to the value of a Company stock option, as evaluated at the time of the allocation by an independent expert, for actual attendance at all meetings of the Board and of its committees. The vesting period of the BSA extends over a period of four years from their allocation; it being specified that no BSA may be exercised before the expiration of a period of twelve months from the allocation.

This annual allocation is subject to an actual attendance of at least 80% of the ordinary meetings of the Board of Directors and of the committees.
This compensation structure has allowed the Company to attract talented directors that have been instrumental to the Company’s record results. It is therefore essential that the Company be able to continue to compensate the current members of the Board of Directors consistent with past practice, and be able to attract new directors, as required, in order to position the Company to continue deliver higher growth and value.
Compensation of consultants
The Company is also seeking authorization to grant BSAs to persons bound to the Company or one of its subsidiaries by a services or consultancy contract who cannot be granted stock options or free shares. In certain limited instances, it is important for the Company to be able to offer a long-term compensation element to such persons in order to engender loyalty in our highly competitive industry.
Conditions attached to the BSA
The subscription price of a BSA shall be determined by the Board of Directors on the day of its issuance in accordance with the characteristics of this BSA and shall in any event be at least equal to the fair market value of such BSA, as determined by the Board with the assistance, as the case may be, of one or more experts of its choice.
The exercise price of a BSA shall be determined by the Board at the time such BSA is allocated and shall be at least equal to the weighted average closing price of the ADSs for the 20 trading days preceding the grant date of the BSA.
The BSAs allocated annually to the independent directors shall generally be fully exercisable at the end of a period of four years from their allocation and none may be exercised before an initial period of twelve months from this same date.
Given the foregoing, we ask that you eliminate the shareholders’ preferential subscription rights in connection with the issuance of the BSAs, since the BSAs may only be granted to the following category of beneficiaries: non-employee members and observers of the Board of Directors of the Company or one of its subsidiaries as of the allocation date of the BSAs, independent members of any committee which exists or is establish by the Board of Directors in the future, and any natural person or legal entity which has entered into a service or consultancy agreement with the Company or with one of its subsidiaries.
We also request that you decide, pursuant to the provisions of Article L. 225-138-I of the French Commercial Code, to delegate to the Board of Directors, responsibility for determining the list of beneficiaries and the number of BSAs to be allocated to each beneficiary.

e)	Resolution no. 27: Determination of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 23 to 26
Pursuant to resolution 27, we are requesting that shareholders authorize a share reserve of 4,600,000 new ordinary shares, which will cover all issuances under resolutions 23 to 26.

2.
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code [Resolution 28]

The shareholders’ meeting shall also be asked to grant all powers to the Board of Directors in order to proceed with the cancellation, in one or several phases, up to the total cap of 10% of the share capital of the Company in any 24 month period, of all or part of the Company shares purchased pursuant the nineteenth resolution above.
This authorization would be granted for a period of 12 months.

3.	Financial delegations to be granted to the Board of Directors [RESOLUTIONS 29 to 33]
The goal of these resolutions is to allow Criteo to raise the funds necessary to enable it to execute its external growth strategy.
Criteo’s external growth strategy is focused on acquisitions that complement its technology platform and product portfolio, as well as Research & Development talent. We are committed to pursuing external growth opportunities in a manner that will preserve the quality and performance of our offering and deliver long-term value for our shareholders.
The extraordinary financial delegations of authority presented for your approval are subject to the following important limitations:

•
the total maximum nominal amount of the share capital increases which may be carried out pursuant the delegations being granted in Resolutions 29 to 33 and 35 cannot exceed €780,886, representing 50% of the share capital. To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital, and

•	the aggregate nominal amount of convertible debt securities that may be issued cannot exceed €500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency),
These delegations shall not be, directly or through sub-delegation, implemented during a public tender offer by a third-party.

a)
Resolution no. 29: Delegation of authority to be granted to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any security instrument relating thereto, for purchase by certain categories of market participants (as set forth below), without shareholders’ preferential subscription rights.

The purpose of this delegation is to allow for the issuance of shares whose subscription shall be underwritten, similar to the offering carried out concurrently with our initial public offering in October 2013 on the Nasdaq Global Market.
The shareholders are asked to waive shareholders’ preferential subscription rights to the ordinary shares and securities that would be issued by virtue of this delegation, and to reserve this subscription for the following category of persons:

•
any bank, investment services provider, or other member of an underwriting syndicate undertaking to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with this delegation of authority.

The price of the shares will be at least equal to the volume-weighted average price of the ADSs for the five trading days preceding the determination of such price, subject to a maximum discount of 5%, as determined by the Board of Directors .
As set forth above, the Company intends to raise the funds necessary for the financing of the external growth operations and does not intend to make use of this resolution for any other objective, particularly within the context of an unsolicited public takeover or any other context.
To do so, the Company considers that a share capital increase in the maximum amount of 25% of the share capital would give it sufficient flexibility to meet its strategic objectives.
This delegation would be granted for 18 months (i.e. until December 29, 2017) and would supersede the corresponding delegation granted by the shareholders’ meeting of June 23, 2015 which, in the absence of a favorable vote, will expire on December 23, 2016 and may impair the Company’s ability to obtain appropriate financing to execute on its strategic objectives.
In this respect, the Board of Directors specifies that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 23, 2015.

b)
Resolution no. 30: Delegation of authority to be granted to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any security instrument relating thereto, through a public offering, without shareholders’ preferential subscription rights

In addition to Resolution 29 allowing the Board of Directors to decide on a capital increase reserved for underwriters, it is proposed to delegate to the Board the possibility of increasing the share capital for public offering purposes.
In addition to advancing the Company's external growth strategy, this resolution serves three distinct purposes beyond the scope of Resolution 29:

•
To comply with the approach currently promoted by French regulatory authorities, which analyzes the legal grounds for financial delegations of authority on the basis of their intended end result and not the means to achieve the end result. In particular, if the end result of the planned transaction is a public offering of securities in France, Resolution 30 should be approved in order to ensure that the French regulatory authorities would view the financial delegations being granted at the shareholders’ Meeting as sufficient for all potential market participants;

•	To allow for a direct public offering, without the involvement of underwriters; and

•	To allow for the ordinary shares to be listed on a regulated market within the meaning of the French Commercial Code, namely, if applicable, on the Euronext stock market.
As set forth above, the Company intends to raise the funds necessary for the financing of the external growth operations and does not intend to make use of this resolution for any other objective, particularly within the context of an unsolicited public takeover or any other context. As a result, the Company considers that a share capital increase in the maximum amount of 25% of the share capital would give it sufficient flexibility to meet its strategic objectives.

Within this framework you are asked to cancel the preferential subscription rights of the shareholders on the ordinary shares or securities issued under the delegation herein, giving however to the Board of Directors the ability, on all or part of the issuances, to grant shareholders a priority subscription period in accordance with the provisions of Article L. 225-135 of the French Commercial Code. This priority subscription will not give rise to the creation of negotiable rights, but may be exercised by irrevocable entitlement (à titre irréductible) or subject to pro rata reduction (à titre réductible), it being specified that this right may only be granted if the Company’s shares are admitted for trading on a regulated market recognized as such by the Autorité des Marchés Financiers (for which the Nasdaq Global Market does not currently qualify).
We therefore propose, under the delegation herein, that you decide that the issuance price of the shares which may be issued under the delegation herein shall be determined by the Board and shall be at least equal to the volume-weighted average price of the ADSs over the course of the five trading days preceding the fixing of the issue price, subject to a maximum discount of 5%, as determined by the board of directors.
This delegation would be granted for 26 months (i.e. until August 29, 2018) and would supersede the corresponding delegation granted by the shareholders’ meeting of June 23, 2015.
In this respect, the Board of Directors specifies that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 23, 2015.

c)
Resolution no. 31: Delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital by way of issuing of ordinary shares or of any security giving access to the share capital in the context of a private placement, without shareholders’ preferential subscription rights

This delegation is identical to the delegation described in paragraph b) hereinabove, apart from the fact that the issuances under this delegation would be made within the framework of an offer in favor of qualified investors or a restricted circle of investors referred to in Article L. 411-2 of the French Monetary and Financial Code and that the total nominal amount of the share capital increases which might be made immediately and/or in the future, under the delegation herein, may not exceed €390,443 (i.e. approximately 25% of the current amount of the Company’s share capital) or, in any event, exceed the limits provided by the regulations applicable on the issuance date (as an indication, on the date of this shareholders’ meeting, the issuance of equity securities pursuant to an offer under Article L. 411-2 II of the French Monetary and Financial Code is limited to 20% of the Company capital per annum, with this capital being assessed on the date of the decision of the Board of Directors to use the delegation herein). Any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount.
We therefore propose, under the delegation herein, that you decide that the issuance price of the shares which may be issued under this delegation shall be determined by the Board of Directors and shall be at least equal to the volume-weighted average price of the ADSs over the course of the five trading days preceding the fixing of the issue price, subject to a maximum discount of 5%, as determined by the Board of Directors.
As this delegation is not a general delegation of authority to increase the share capital without preferential subscription rights, but instead a delegation of authority to increase the share capital, without preferential subscription rights, pursuant to an offer under Article L. 411-2 II of the French Monetary and Financial Code, it does not have the same object as the thirtieth resolution submitted for your approval.

Consequently, we ask you to note that the delegation herein does not deprive of effect the thirtieth resolution of this shareholders’ meeting, whose validity and term are not affected by this thirty-first delegation.

d)
Resolution no. 32: Delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital by way of issuing of ordinary shares or of any security giving access to the share capital while preserving the shareholders’ preferential subscription rights

We ask you to delegate to the Board the authority to decide to issue, on one or more occasions, in the proportions and at the times it shall determine, in France or abroad, in Euros, in foreign currencies or in any monetary unit established by reference to several currencies, for consideration or not, ordinary shares of the Company and any securities giving access by any means, immediately and/or in the future, to ordinary shares of the Company; such shares conferring the same rights as the existing shares subject to their date of possession.
Under this delegation, we ask you to:

•
decide that the shareholders have, proportionally to the amount of their shares, a preferential subscription right to the ordinary shares or securities which shall be, as appropriate, issued under the delegation herein,

•
provide the Board with the ability to grant to shareholders the right to subscribe, subject to pro rata reduction (à titre réductible), a higher number of shares or securities than the number to which they would be entitled to subscribe by irrevocable entitlement (à titre irréductible), proportionally to the rights they have and, in any event, in the amount of their request,

•
decide that the total nominal amount of the share capital increases which might thus be made, immediately and/or in the future, may not exceed €780,886 (i.e. approximately 50% of the current amount of the Company’s share capital), with this amount being deducted from the total cap provided below (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount),

•
decide that the total nominal amount of the issuances of securities representing debt securities giving access to the share capital, which may be issued cannot exceed €500,000,000 (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted the total cap provided below.

e)
Resolution no. 33: Delegation of authority to be granted to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the foregoing resolutions, with or without shareholders’ preferential subscription rights

The purpose of this Resolution 33 is to allow the Board of Directors to grant a customary over-allotment option for any issuance pursuant to Resolutions 29 to 32. Any share capital increase pursuant to this delegation would be at the same price as, and limited to 15% of, the initial issuance.

f)	Resolution no. 34: Determination of the overall financial limits applicable to the share issuances to be completed pursuant to the 29th to 33rd resolutions above and 35th resolution below
The Board of Directors proposes to set at €780,886, i.e. approximately 50% of the share capital, the aggregate maximum amount of the share capital increases which could be made under Resolutions 29 to 33 and 35. We believe that this amount strikes the correct balance between protecting our existing shareholders and providing the Company sufficient flexibility in order to achieve its strategic objectives in terms of external growth.
The Board of Directors intends, whenever possible, to grant the shareholders a priority subscription period for issuances carried out pursuant to these delegations.

4.	Capital increase reserved for the employees of group savings plan [RESOLUTION 35]
Pursuant, to Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 et seq. of the French Labor Code, the Board of Directors is required to submit for the approval of the shareholders’ meeting a resolution to authorize the Board of Directors to increase the Company’s share capital through the issuance of shares and securities giving access to the share capital of the Company for the benefit of employees who are members of a Company savings plan (plan d’épargne d’entreprise).
In this context, we propose that the total nominal amount of the share capital increases under this delegation not exceed €46,853 (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount).
The nominal amount of any capital increase which may be made pursuant to this delegation would be deducted from the total cap of €780,886 provided for all of the financial delegations to be granted to the Board of Directors by this shareholders’ meeting.
The total nominal amount of the issuances of securities representing debt claims giving access to the share capital pursuant to this resolution shall not exceed €46,853 (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted from the total cap provided hereinabove. The issuance price of the new shares or securities giving access to the share capital would be determined by the Board of Directors pursuant to Articles L. 3332-18 to L. 3332-23 of the French Labor Code. For the benefit of the members of a company savings plan, the preferential subscription right of the shareholders to the shares or securities would be eliminated.
The Board of Directors considers that such a decision falls within the framework of the profit sharing policy implemented by the Company and, consequently, suggests adopting the resolution submitted for the approval of the shareholders’ meeting for such purpose.

5.	Amendments of the Company’s By-laws [Resolutions 36 and 37]

(a)	Resolution no. 36: Amendment of the quorum conditions required for the Shareholders' Meetings - correlative amendment of Article 19 of the Company’s By-laws
In order to comply with the listing requirements applicable to U.S. domestic registrants listed on the NASDAQ, we are asking you to approve an amendment to increase the quorum required for the Company’s shareholders’ meetings, whether ordinary, extraordinary or special, to 33 1/3% and to consequently amend the tenth and twelve paragraphs of Article 19 of the Company’s By-laws as follows:
“An ordinary general shareholders’ meeting can be validly conducted pursuant to a first or second notice of meeting only if the shareholders present or represented hold at least 33 1/3 percent of the shares having the right to vote.”
[…]
“An extraordinary general shareholders’ meeting can be validly conducted pursuant to a first or second notice of meeting only if the shareholders present or represented hold at least 33 1/3 percent of the shares having the right to vote.”

(b)	Resolution no. 37: Reduction of the term of office of directors and observers from 3 to 2 years - correlative amendment of the Company’s By-laws
We are asking you to approve a reduction to the term of office of the Company’s directors and observers from 3 to 2 years and to consequently amend Articles 11 and 15 of the By-laws.
If you approve this resolution, and subject to the adoption of the first to sixth resolutions also submitted at this shareholders’ meeting:

•
the terms of office of Mr. Jean-Baptiste Rudelle, Mr. James Warner, Ms. Sharon Fox Spielman, Mr. Eric Eichmann and Mr. Dominique Vidal as directors shall expire at the time of the annual ordinary shareholders’ meeting called to approve the financial statements for the fiscal year ended December 31, 2017, and

•
the terms of office of Ms. Dana Evan and Mr. Hubert de Pesquidoux as directors shall expire at the time of the annual ordinary shareholders’ meeting called to approve the financial statements for the fiscal year ended on December 31, 2016.

It is under these conditions that we ask the shareholders’ meeting to approve the resolutions whose text is proposed by the Board of Directors, except for Resolutions 10 and 11 which the Board of Directors recommends the shareholders’ meeting to vote against.

Jean-Baptiste Rudelle, Chairman
of the Board of Directors of Criteo S.A.

Appendix
Compensation paid by the Company to the named executive officers - excerpt from the Proxy Statement of the Company for the annual shareholders' meeting of 2016

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
The following compensation discussion and analysis provides comprehensive information and analysis regarding our executive compensation program for 2015 for our “Named Executive Officers” and provides context for the decisions underlying the compensation reported in the executive compensation tables in this Proxy Statement. For 2015, our Named Executive Officers include (i) our principal executive officer; (ii) our principal financial officer; and (iii) our other two executive officers, other than the principal executive officer and the principal financial officer. For the year ended December 31, 2015, our Named Executive Officers were:

Jean-Baptiste Rudelle	Chief Executive Officer and Chairman (principal executive officer)
Benoit Fouilland	Chief Financial Officer (principal financial officer)
Eric Eichmann	Chief Operating Officer and President
Romain Niccoli	Chief Technology Officer / Human Resources
As of January 1, 2016, Mr. Rudelle transitioned from the role of Chief Executive Officer and Chairman of the board of directors of Criteo S.A. and Chief Executive Officer of Criteo Corp. to the role of Executive Chairman, whereby he serves as the Chairman of the board of directors of Criteo S.A. and directs the strategic vision of the Company as the Chief Executive Officer of Criteo Corp., our U.S. subsidiary. As of that same date, Mr. Eichmann was promoted to the role of Chief Executive Officer. All references to “Chief Executive Officer” in the following “Compensation Discussion and Analysis” section refer to Mr. Rudelle for 2015.
Certain amounts in this Compensation Discussion and Analysis relating to compensation in 2015 have been converted from euros to U.S. dollars at a rate of €1.00 = $1.108775 and from British pounds to U.S. dollars at a rate of £1.00 = $1.528447, which represent average exchange rates for the year ended December 31, 2015, and certain amounts relating to compensation in 2014 have been converted from euros to U.S. dollars at a rate of €1.00 = $1.326364 and from British pounds to U.S. dollars at a rate of £1.00 = $1.646097, which represent average exchange rates for the year ended December 31, 2014.
We believe that we have a very strong team of executives who have the ability to execute our strategic and operational priorities. The combination of strong executive leadership and highly talented and motivated employees played a key role in our strong financial performance in fiscal year 2015, as described below.
2015 Financial and Operating Highlights
We are a global technology company specializing in digital performance marketing. We strive to deliver post-click sales to our advertiser clients at scale and according to the client’s targeted return on investment. We use our proprietary predictive software algorithms, coupled with large volumes of granular shopping intent data and deep insights gained from the analysis of expressed consumer intent and purchasing habits, to price and deliver in real time highly relevant and personalized digital performance advertisements to consumers. By measuring our value delivered on a post-click sales basis, we make the return on investment transparent and easy to measure for our advertiser clients.
2015 Financial Highlights:

•	Revenue increased 34% (or 49% on a constant currency basis) from $988.2 million in 2014 to $1,323.2 million in 2015;

•	Revenue excluding traffic acquisition costs, or Revenue ex-TAC, increased 33% (or 48% on a constant currency basis) from $402.8 million in 2014 to $534.0 million in 2015;

•	Net income increased from $46.9 million in 2014 to $62.3 million in 2015;

•	Adjusted EBITDA increased from $105.4 million in 2014 to $143.4 million in 2015.

Revenue ex-TAC and Adjusted EBITDA are non-GAAP measures. We define Revenue ex-TAC as our revenue excluding traffic acquisition costs. We define Adjusted EBITDA as our consolidated earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of share-based compensation expense, service costs (pension) and acquisition-related deferred price consideration. Please refer to footnotes 3 and 5 to the Other Financial and Operating Data table in “Item 6—Selected Financial Data” of our Annual Report on Form 10-K for a reconciliation of Revenue ex-TAC to revenue and Adjusted EBITDA to net income, in each case the most directly comparable financial measure calculated and presented in accordance with GAAP.
The following chart shows the growth of our Revenue ex-TAC, Adjusted EBITDA, cash flow from operating activities and net income over the past three years:
2015 Operating Highlights:

•	We added more than 3,000 net clients in 2015, while maintaining client retention at over 90%;

•	Over 47% of our Revenue ex-TAC was generated from mobile ads during the month of December 2015;

•	Revenue from our existing clients contributed 59.8% of our global year-over-year revenue growth in 2015, demonstrating our ability to drive revenue expansion within our customer base;

•
In the fourth quarter of 2015, we generated 25% of our Revenue ex-TAC from users that were matched on at least two devices, illustrating the continued deployment of our cross-device solution to our clients.

Compensation Program Highlights
Highlights of our executive compensation program for 2015 include:

•
The board of directors and shareholders approved the introduction of performance-based restricted stock units (“PSUs”) as a component of our executive compensation program, further reinforcing our focus on pay for performance;

•	We paid annual incentive bonuses to our Named Executive Officers with funding at 90% of target based on strong Company performance as described below;

•
We updated our compensation peer group to maintain alignment with key attributes of the Company, including our industry, market capitalization and certain financial attributes, such as annual revenue and annual revenue growth.

Executive Compensation Policies and Practices
We have adopted several executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy:

What We Do	What We Don’t Do
•    Performance-based equity incentives
•    Performance-based annual incentive bonus
•    Independent compensation consultant engaged by our compensation committee
•    Annual review and approval of our compensation strategy
•    Significant portion of executive compensation contingent upon corporate performance
•    Four-year equity award vesting periods, including a two-year cliff for RSUs and PSUs
•    Prohibition on short sales, hedging of stock ownership positions and transactions involving derivatives of our ADSs
•    Limited and modest perquisites

•    No “single-trigger” change of control benefits
•    No tax gross-ups for change of control benefits
•    No employment agreements with executive officers that contain guarantees for salary increases, guaranteed bonuses or guaranteed equity compensation

Compensation Philosophy and Objectives
Pay for Performance
Our philosophy in setting compensation policies for executive officers has four fundamental objectives: (1) to attract and retain a highly skilled team of executives in competitive markets; (2) to reward our executives for achieving or exceeding our financial, operational and strategic performance goals; (3) to align our executives’ interests with those of our shareholders; and (4) to provide compensation packages that are competitive and reasonable relative to our peers and the broader competitive market. The compensation committee and the board of directors believe that executive compensation should be directly linked both to continuous improvements in corporate performance and accomplishments that are expected to increase shareholder value. The board of directors has historically compensated executive officers through three direct compensation components: base salary, an annual incentive bonus opportunity and long-term incentive compensation in the form of equity awards. The compensation committee and the board of directors believe that cash compensation in the form of base salary and an annual incentive bonus provides our executives with short-term rewards for success in operations, and that long-term incentive compensation using equity awards increases retention and aligns the objectives of our executives with those of our shareholders with respect to long-term performance. Beginning in 2015, long-term equity compensation for our executive officers includes PSUs, in addition to stock options.

Participants in the Compensation Process
Role of the Compensation Committee and the Board of Directors
In accordance with French law, committees of our board of directors have an advisory role and can only make recommendations to our board of directors. As a result, while our compensation committee is primarily responsible for our executive compensation program, including establishing our executive compensation philosophy and policies, as well as determining specific compensation arrangements for the Named Executive Officers, final approval by our board of directors is required on all such matters. The board actions and decisions regarding executive compensation referred to throughout this Compensation Discussion are made following the compensation committee’s comprehensive in-depth review, analysis and recommendation.
The board of directors approves the performance goals recommended by the compensation committee under the Company’s annual and long-term incentive plans and achievement by executives of these goals. While the compensation committee draws on a number of resources, including input from the Chief Executive Officer and the compensation committee’s independent compensation consultant, to make decisions regarding our executive compensation program, the compensation committee is responsible for making the ultimate recommendation to be approved by the board of directors. The compensation committee relies upon the judgment of its members in making recommendations to the board of directors, after reviewing several factors, including recommendations of the Chief Executive Officer, Company performance, individual performance and fit, retention objectives, current compensation opportunities as compared with similarly situated executives at peer companies (based on review of competitive market analyses), equitable balancing of compensation among executives, and other factors as it may deem relevant.
Role of Compensation Consultant
The compensation committee retains the services of Compensia as its independent compensation consultant. The mandate of the consultant includes assisting the compensation committee in its review of executive and director compensation practices, including the competitiveness of pay levels, design of the Company’s annual and long-term incentive compensation plans, executive compensation design, and analysis of competitive market practices. The compensation committee is responsible for oversight of the work of the compensation consultant and annually evaluates the performance of its compensation consultant. The compensation committee has discretion to engage and terminate the services provided by the compensation consultant, subject to formal approval by the board of directors.
At its meeting in October 2015, the compensation committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules and the board of directors concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the compensation committee.
Role of Chief Executive Officer
Our Chief Executive Officer attends compensation committee meetings and works with the chair of the compensation committee and its compensation consultant to develop compensation recommendations for the executive officers (excluding the Chief Executive Officer), based upon individual experience and breadth of knowledge, internal considerations, such as executive officers’ individual performance during the year and other relevant factors. The Chief Executive Officer’s recommendations are reviewed and considered with other applicable information by the compensation committee which then makes a recommendation to the board of directors. The compensation committee works directly with its compensation consultant to recommend to the board of directors compensation actions for our Chief Executive Officer. In accordance with Nasdaq listing rules, our Chief Executive Officer is not present during deliberations or voting concerning his own compensation.

Use of Competitive Market Data
The compensation committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program. For example, an evaluation of the compensation practices at peer companies is a factor that the compensation committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.
Our peer companies in 2015 were selected by the compensation committee and approved by the board of directors, with the support of Compensia. Each year, the compensation committee reviews our peer group with the assistance of the compensation consultant and updates the peer group as appropriate. The peer companies referenced in determining compensation actions in 2015 were selected on the basis of their similarity to us in terms of broad industry, location, market capitalization, financial attributes, including revenue and revenue growth, and number of employees.
Based on this evaluation, the compensation committee selected the following 17 peer companies for 2015, which generally had revenues within the range of half to twice the Company’s revenue, and between half to three times the Company’s market capitalization:

comScore	Fair Isaac	Tableau Software

Conversant	j2 Global	VeriSign

Cornerstone OnDemand	Marketo	Yelp

CoStar Group	Pandora Media	Zillow Group

Dealertrack Technologies	Qlik Technologies	Zynga

Endurance International	Rovi

In addition to the peer group above, the compensation committee also reviews competitive compensation data from Radford Global Technology Surveys and Compensia databases. Compensia evaluated the Company’s proposed executive compensation actions for 2015 against competitive market practices, considering base salary, target annual incentives as a percentage of base salary, target total cash compensation, target annual long-term incentive compensation values and target total compensation.
In general, our board of directors seeks to set executives’ total cash compensation (base salary plus target annual incentive bonus) and long-term incentive compensation at levels that are competitive with our peers (based on its review of the compensation data for executives with similar roles in the Company’s peer group). However, the compensation committee does not formally “benchmark” our executive officers’ compensation to a specific percentile of our peer group. Instead, it considers competitive market data as one factor among many in its deliberations. The compensation committee makes compensation decisions based on its assessment of several inputs, including recommendations of the Chief Executive Officer, Company performance, individual performance and fit, retention objectives, current compensation opportunities as compared with similarly situated executives at peer companies (based on review of competitive market analyses), equitable balancing of compensation among executives, and other elements as it may deem relevant.

Elements of Executive Compensation Program
In 2015, our executive compensation program consisted of three principal elements:

•	Base salary

•	Annual incentive bonus

•	Long-term incentive compensation

Base Salary
Base salary is the principal fixed element of an executive’s annual cash compensation during employment. The level of base salary reflects the executive’s skills and experience and is intended to be on par with other job opportunities available to him. Given the industry in which we operate and our compensation philosophy and objectives, we believe it is important to set base salaries at a level that is competitive with our peer group in order to retain our current executives and to hire new executives when and as required. However, our review of the competitive market data is only one factor in setting base salary levels, where the compensation committee also considers the following factors:

•	individual performance of the executive, as well as overall performance of the Company, during the prior year;

•	level of responsibility, including breadth, scope and complexity of the position;

•	years of experience and level of expertise of the executive;

•	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

•	in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.
Base salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of the criteria listed above. The Chief Executive Officer assists the compensation committee in its annual review of the base salaries of other executive officers based on the foregoing criteria.
2015 Base Salaries
The 2014 and 2015 base salaries of the Named Executive Officers, both in local currency and translated into U.S. dollars, and the reasons for any base salary adjustment are set forth below:

Name	Position(1)	2014 Base Salary (in local currency)	2015 Base Salary (in local currency)	2014 Base Salary (in USD)(2)	2015 Base Salary (in USD)(2)	Rationale for Adjustment
Jean-Baptiste Rudelle	Chief Executive Officer and Chairman	€200,000 (services to Criteo S.A.) $270,000 (services to Criteo Corp.)(3)	€210,000 (services to Criteo S.A.) $283,500 (services to Criteo Corp.)(3)	$532,515	$516,343	5% increase to align base salary with 50th percentile of CEOs within our peer group.
Eric Eichmann	Chief Operating Officer and President	£304,800	£320,040	$501,730	$489,164	5% increase to recognize strong performance and evolving role within the organization. 2015 salary approximates 75th percentile for COOs within our peer group.
Benoit Fouilland	Chief Financial Officer	€270,000	€283,500	$358,118	$314,338	5% increase to recognize strong performance. 2015 salary approximates 50th percentile for CFOs within our peer group.
Romain Niccoli	Chief Technology Officer / Human Resources	€230,000	€241,500	$305,064	$267,769
5% increase to recognize strong performance and to bring base salary into alignment with peer group. 2015 base salary is below the 50th percentile for officers of a similar position, as a result of differences in our reporting structure as compared to our peers.

(1) Refers to such Named Executive Officer’s position in 2015. As of January 1, 2016, Mr. Rudelle transitioned from his role of Chief Executive Officer and Chairman to the role of Executive Chairman and Mr. Eichmann was promoted to the role of Chief Executive Officer. See “—2016 Compensation Actions.”

(2) Although base salaries for the Named Executive Officers increased from 2014 to 2015 in local currency, base salaries represented in U.S. dollars decreased as a result of the impact of changes in foreign exchange rates. 2014 base salaries have been converted from euros to U.S. dollars at a rate of €1.00 = $1.326364 and from British pounds to U.S. dollars at a rate of £1.00 = $1.646097, which represent average exchange rates for the year ended December 31, 2014. 2015 base salaries have been converted from euros to U.S. dollars at a rate of €1.00 = $1.108775 and from British pounds to U.S. dollars at a rate of £1.00 = $1.528447, which represent average exchange rates for the year ended December 31, 2015.

(3) From January to July 2014, Mr. Rudelle was exclusively Chairman and Chief Executive Officer of Criteo S.A. and was entitled to an annual base salary of €400,000 and eligible to earn an annual target bonus of 100% of his annual base salary. Effective August 1, 2014, Mr. Rudelle also became the Chief Executive Officer of Criteo Corp., our U.S. subsidiary, in addition to continuing in his role as Chairman and Chief Executive Officer for Criteo S.A. As of August 1, 2014, Mr. Rudelle (i) was entitled to an annual base salary of €200,000 and was eligible to earn an annual target bonus of 100% for his services to Criteo S.A and (ii) was entitled to an annual base salary of $270,000 and was eligible to earn an annual target bonus of 100% of his annual base salary for his services to Criteo Corp.

Annual Bonus Incentive
The Company also provides executive officers with the opportunity to earn annual cash bonus awards pursuant to the Criteo Executive Bonus Plan (the “EBP”), which are specifically designed to motivate our executives officers to focus on certain company-wide priorities as established by the board of directors and to reward them for individual results and achievements in a given year.
The EBP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the EBP seeks to:

(i)	help attract and retain a high quality executive management team;

(ii)	increase management focus on challenging yet realistic goals intended to create value for shareholders;

(iii)	encourage management to work as a team to achieve the Company’s goals; and

(iv)	provide incentives for participants to achieve results that exceed Company goals.
     Pursuant to the EBP, the cash bonus opportunities for our executive officers are approved on an annual basis by the board of directors. The company goals, their relative weighting, and the relative weighting for each of the individual performance goals of the executive officers, if applicable, are also established by the board of directors at the beginning of the year, upon recommendation of the compensation committee, shortly after the board of directors has approved our annual operating plan.
Under the EBP, the board of directors has the discretion to determine the extent to which a bonus award shall be adjusted based on an executive’s individual performance or such other factors as it may, in its discretion, deem relevant. An executive’s bonus award may be adjusted downward to zero by the board of directors for poor individual performance. The board of directors is not required to set individual goals for a given year.
2015 Annual Bonus Incentive
The performance measures and related target levels for 2015 were developed by the compensation committee and approved by the board of directors in March 2015. For 2015, the board of directors, on recommendation from the compensation committee, determined that it was appropriate for our Named Executive Officers’ goals to match our corporate goals, and no separate individual goals were established. As a result, the Company’s performance against our corporate goals determined the level of funding for the bonus pool.
The quantitative measures selected for the 2015 EBP were Revenue ex-TAC and incremental Adjusted EBITDA. Incremental Adjusted EBITDA is the difference between 2015 Adjusted EBITDA and 2014 Adjusted EBITDA. Each of the quantitative measures was subject to a maximum payout of 200%. These measures were selected by the board of directors because Revenue ex-TAC and Adjusted EBITDA are the key measures it uses to monitor the Company’s financial performance. In particular, our strategy focuses on maximizing the growth of our Revenue ex-TAC on an absolute basis over maximizing our near-term gross margin, as we believe this focus builds sustainable long-term value for our business by fortifying a number of our competitive strengths, including access to advertising inventory, breadth and depth of data and continuous improvement of the Criteo Engine’s performance, allowing it to deliver more relevant advertisements at scale.
In addition, the board of directors selected the following four functional measures for the 2015 EBP, the achievement and payout scale of which was at the board of directors’ discretion, subject to a maximum payout of 200%: (i) growth of the Company’s business in the Asia-Pacific region, (ii) implementation of the Company’s 2015 recruitment plan, (iii) development of the Company’s cross-device solution and (iv) building of new products.
Based on the achievement of the above-described corporate goals at an 87% level as compared to the performance targets, the compensation committee recommended to the board of directors a 90% funding multiplier for purposes of determining the annual bonus incentive amount for the Named Executive Officers, which was approved by the board of directors.

The achievement of the quantitative goals was calculated as follows:

Performance Measure	Threshold Performance Level (0%)	Target Performance Level (100%)	Maximum Performance Level (200%)	Actual
Revenue Ex-TAC(1)	$490.1M	$525.6M	$587.7M	$534.4M
Incremental Adjusted EBITDA(2)	$35.7M	$51.0M	$102.0M	$56.1M

(1) Revenue ex-TAC is a non-GAAP measure. We define Revenue ex-TAC as our revenue excluding traffic acquisition costs.
(2) Adjusted EBITDA is a non-GAAP measure. We define Adjusted EBITDA as our consolidated earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of share-based compensation expense, pension service costs and acquisition-related deferred price consideration. Incremental Adjusted EBITDA is the difference between 2015 Adjusted EBITDA and 2014 Adjusted EBITDA. The incremental Adjusted EBITDA threshold, target, and maximum amounts were set by the board of directors in euros and the actual achievement level was measured by the board of directors in euros. For purposes of the table above, these amounts have been converted to U.S. dollars at the rate set forth on the first page of this Compensation Discussion and Analysis. As a result, the actual Incremental Adjusted EBITDA amount reflected in the table above is different than what is presented in our Annual Report on Form 10-K for the year ended December 31, 2015 with respect to Adjusted EBITDA.

In assessing whether the Company achieved its functional goals, the board of directors considered: (i) the strong momentum in the Company's Chinese export business, (ii) that the Company substantially met its internal target for increasing overall headcount, but did not fully meet its hiring plans at the senior executive level, (iii) that cross-device matching increased in 2015 and the Company is on track with internal targets with respect to cross-device matching, and (iv) the progress made by the Company toward introducing new product lines.
The chart below indicates the approved annual incentive bonus award for each Named Executive Officer under the 2015 EBP:

Name	Bonus Target as % of Base Salary(1)	Funding Multiplier as % of Target	Actual Payout Amount	Actual Payout as a % of Target
Jean-Baptiste Rudelle	100%	90%	$464,709	90%
Eric Eichmann	80%	90%	$352,198	90%
Benoit Fouilland	70%	90%	$198,033	90%
Romain Niccoli	60%	90%	$144,595	90%

(1) Mr. Niccoli’s bonus target as a percentage of base salary was increased from 50% for 2014 to 60% for 2015. Otherwise, there was no change from 2014 to 2015 in the bonus target as a percentage of base salary for any of our Named Executive Officers.

Long-Term Incentive Compensation
Long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber and to retain them for the long term. The majority of our executive officers’ compensation in 2015, particularly for our Chief Executive Officer, was provided in the form of equity awards. The Company’s equity compensation program seeks to align our executive officers’ financial interests with those of our shareholders by motivating them to assist with the achievement of both near-term and long-term corporate objectives.

Historically, the board of directors only granted stock options to employees. However, following a change to the tax treatment of free shares, or restricted stock units (“RSUs”), under French law (the enactment of the Loi Macron in August 2015), the board of directors, after careful review by the compensation committee, decided to add RSUs to the Company’s equity compensation program for employees. As a result, the Company held a shareholders’ meeting on October 23, 2015, at which two RSU plans were approved: (i) a general plan (the “2015 Time-Based RSU Plan”) providing for the grant of RSUs, subject only to time-based vesting, to employees of the Company, and (ii) a performance-based plan (the “2015 Performance-Based RSU Plan”) providing for the grant of PSUs, subject to the achievement of performance goals and time-based vesting, to the executive officers and certain other members of management and employees of the Company, as determined by the board of directors.
While stock options remain a valuable compensation tool for us, the addition of PSUs further increases the pay-for-performance connection to, and shareholder alignment with, our executive compensation program.
In addition to the initial equity award that each executive receives upon being hired, the board of directors may also grant all or certain of our executives additional equity awards each year as part of our annual review of the Company’s executive compensation program. The eligibility for, and size of, any additional equity award to each of our executive officers are determined on a discretionary basis taking into account the following factors:

•	each executive officer’s individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;

•	delivering equity values that are competitive when compared against those our peer group would grant to executives with similar responsibility;

•	the size and vesting schedule of existing equity grants in order to maximize the long-term retentive power of all additional grants;

•	the size of each executive officer’s total cash compensation;

•	the Company’s overall performance relative to corporate objectives; and

•	the Company’s overall equity budget for the year, after reviewing peer equity utilization.
Based on the foregoing factors, the board of directors, upon recommendation of the compensation committee, determined that the 2015 long-term incentive compensation to be granted to each of our executive officers should consist of a mix of stock options and PSUs. The board of directors believes that the use of both stock options and PSUs provides a balanced focus on enhancing value for our shareholders and achieving specified financial results.
The table below sets forth the equity awards granted by the board of directors under the 2014 Stock Option Plan and 2015 Performance-Based RSU Plan, respectively, to our Named Executive Officers in 2015:

Name	Shares Issuable Upon Exercise of 2015 Stock Option Grants	Shares Issuable Upon Vesting of 2015 PSU Grants
Jean-Baptiste Rudelle	110,000	46,020
Benoit Fouilland	60,000	25,100
Eric Eichmann	128,900	20,920
Romain Niccoli	50,000	20,920

Vesting of Stock Option Grants
The stock option awards have a four-year vesting period, with one quarter of the award vesting on the first anniversary of the date of grant and the remainder vesting in 12 equal quarterly installments thereafter, subject to the recipient’s continued employment with the Company.
Performance Conditions and Vesting of PSU Grants
Vesting of the PSUs granted to the Named Executive Officers was contingent upon the attainment of the 2015 Revenue ex-TAC goal set by the board of directors in the first quarter of 2015.
As growth in Revenue ex-TAC is the single most important metric used by the board of directors to measure the Company’s financial performance given both our current development stage and the significant growth opportunities ahead of us, the compensation committee and board of directors determined that Revenue ex-TAC was the appropriate performance measure for the 2015 PSU grant. Our compensation committee and board of directors believe that setting a one-year performance measurement period is appropriate at this stage in the Company’s development, due to the steep trajectory of our top-line revenue growth and the risk of setting inappropriate targets if we were to project more than one year in advance. This approach is balanced by the four-year vesting schedule to which any earned PSUs are subject, as discussed below.
The following table outlines the minimum, target and maximum goals for the PSUs granted as 2015 long-term incentive awards.

Revenue Ex-TAC Goal	Percentage of PSUs Earned
<$473.0M	0%
$473.0M	90% (Minimum)
$525.6M	100% (Target)
>$525.6M	100% (Maximum)
Actual 2015 Revenue ex-TAC was $534.4 million, or 102% of the Revenue ex-TAC target, and as a result the Named Executive Officers earned 100% of the PSUs awarded to them in 2015.
Our compensation committee and board of directors also believe that a time-based vesting schedule for any earned PSUs is important to provide additional retention incentives for our highly valuable executives. For added long-term retention value, earned PSUs are subject to a four-year vesting schedule, with half the PSUs vesting on the second anniversary of the grant date and the remainder vesting in eight equal quarterly installments thereafter, which quarterly vesting is subject to the recipient’s continued employment with the Company. As a result, none of the PSUs granted to the Named Executive Officers for 2015 will vest until October 2017.
As the Company and its compensation program evolve and we continue to evaluate the effectiveness of PSUs in attaining our compensation objectives, we intend to review the appropriateness of PSU grants in future years, the metrics applicable to PSUs and the length of the measurement period for PSU metrics.
2016 Compensation Actions
As of January 1, 2016, Mr. Rudelle transitioned from his role of Chief Executive Officer and Chairman of the board of directors of Criteo S.A. and Chief Executive Officer of Criteo Corp. to the role of Executive Chairman, whereby he serves as the Chairman of the board of directors of Criteo S.A. and directs the strategic vision of the Company as the Chief Executive Officer of Criteo Corp., our U.S. subsidiary. As of that same date, Mr. Eichmann was promoted to Chief Executive Officer. Any new employment arrangements entered into in connection with this transition will be disclosed on a Current Report on Form 8-K once finalized.

Other Compensation Information
Employee Benefit Programs
Each of our executive officers is eligible to participate in the employee benefit plans available to our employees in the country in which they are employed, including medical, dental, group life and disability insurance, in each case on the same basis as other employees in such country, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Our retirement savings plan for U.S. employees is a tax-qualified 401(k) retirement savings plan (the “401(k) Plan”), pursuant to which all employees, including any Named Executive Officer employed by our U.S. subsidiary (Criteo Corp.), are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. In 2015, we provided a 100% matching contribution on employee contributions up to the first 3% of eligible compensation and a 50% matching contribution for the next 2% of eligible compensation. Mr. Rudelle, who was the only Named Executive Officer employed by our U.S. subsidiary in 2015, did not participate in the 401(k) plan in 2015.
In the United Kingdom, we are required to enroll employees who meet certain basic conditions, including any Named Executive Officer employed by our U.K. subsidiary (Criteo Ltd.), into a workplace pension scheme. We are also required to pay in to eligible employees’ pension schemes. For 2015, employees were required to contribute at least 1% of their qualifying earnings and we were required to contribute at least 2% of employees’ qualifying earnings to their pension schemes. These minimum amounts will be increased in October 2017. In 2015, we permitted employees to opt-in to higher voluntary levels of contribution, pursuant to which (i) if an employee contributed 3% of their qualifying earnings, we would contribute 5%, (ii) if an employee contributed 4% of their qualifying earnings, we would contribute 6%, and (iii) if an employee contributed 5% or more of their earnings, we would contribute 7%. In addition, for U.K. employees at the Vice President level and above, including Mr. Eichmann, we elected to contribute 12% of such employees’ qualifying earnings to their pension scheme.
Perquisites and Other Personal Benefits
We provide limited perquisites to our Named Executive Officers. For more information on the perquisites and other personal benefits provided to our Named Executive Officers, please refer to footnote (8) to the Summary Compensation Table in “Executive Compensation – Compensation Tables” included elsewhere in this Proxy Statement.
Stock Ownership Requirements
In accordance with French law, our board of directors requires that 10% of the shares resulting from the exercise of stock options or received upon the vesting of RSUs or PSUs by our Chairman, Chief Executive Officer and Deputy Chief Executive Officers (“directeurs générals délégués”) be held by such persons until the termination of their respective offices. For 2015, Mr. Rudelle was our Chairman and Chief Executive Officer and Messrs. Fouilland and Niccoli were our Deputy Chief Executive Officers. As of January 1, 2016, Mr. Rudelle is our Chairman, Mr. Eichmann is our Chief Executive Officer and Messrs. Fouilland and Niccoli are our Deputy Chief Executive Officers.
Timing of Compensation Actions
Compensation, including base salary adjustments, for our Named Executive Officers is reviewed annually, usually in the first quarter of the fiscal year, and upon promotion or other change in job responsibilities.

Equity Grant Policy
We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information.
Short Sale and Derivatives Trading Policy
Our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons.
Compensation Recovery (“Clawback”) Policy
As of the date of this Proxy Statement, we do not have a formal compensation recovery policy, often referred to as a “clawback” policy. However, the 2015 Time-Based RSU Plan and the 2015 Performance-Based RSU Plan both provide that any RSU and PSU awards granted thereunder are subject to any clawback policy enacted by the Company in the future. In addition, the 2016 Stock Option Plan, which we are asking shareholders to approve pursuant to Resolution 20, also provides that any option awards granted thereunder will be subject to any clawback policy enacted by the Company in the future. Once the SEC adopts final rules relating to clawback policies required for U.S. domestic registrants, the Company will comply with such rules as required.
Risks Related to Compensation Policies and Practices
As part of the Board’s risk oversight role, our compensation committee reviews and evaluates the risks associated with our compensation programs. The compensation committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In making this determination, the compensation committee considered the following:

•	the Company’s use of different types of compensation vehicles to provide a balance of short-term and long-term incentives with fixed and variable components;

•	the granting of equity-based awards with time-based vesting and performance-based vesting, both of which encourage participants to generate long-term appreciation in equity values;

•
the Company’s annual bonus determinations for each employee being tied to achievement of Company goals, which goals seek to promote retention on behalf of the Company and to create long-term value for our shareholders; and

•
the Company’s system of internal control over financial reporting and code of business conduct and ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

COMPENSATION TABLES
Summary Compensation Table
The following Summary Compensation Table sets forth, for the three years ended December 31, 2015, 2014 and 2013, respectively, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s only two other executive officers, who are referred to collectively as the “Named Executive Officers.”

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)(6)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Jean-Baptiste Rudelle (2)	2015	516,343	—	1,795,089	1,627,017	464,709	35,290	4,438,448
Executive Chairman	2014	532,515	—	—	4,135,988	843,297	71,498	5,583,298
	2013	416,869	—	—	—	666,991	32,143	1,116,003
Eric Eichmann (3)	2015	489,164	—	816,020	1,932,294	352,198	58,700	3,648,377
Chief Executive Officer	2014	501,730	—	—	—	639,405	149,081	1,290,216
	2013	288,506	—	—	3,204,316	192,430	188,732	3,873,984
Benoit Fouilland	2015	314,338	—	979,069	887,464	198,033	15,857	2,394,761
Chief Financial Officer	2014	358,118	—	—	—	399,338	35,402	792,858
	2013	358,454	—	—	545,647	229,411	20,242	1,153,754
Romain Niccoli (4)	2015	267,769	—	816,020	739,553	144,595	—	1,967,937
Chief Technology Officer / Human Resources	2014	305,064	—	—	1,783,652	242,983	32,168	2,363,867
	2013	—	—	—	—	—	—	—

(1)
All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. Dollars. Certain amounts payable to Messrs. Rudelle, Fouilland and Niccoli were paid in euros and to Mr. Eichmann in British Pounds. The exchange rate used for the purpose of the Summary Compensation Table, and, unless otherwise noted, the supporting tables that follow, for the three years ended December 31, 2015, 2014 and 2013 is as follows:

Date	Euro to U.S. Dollar Conversion Rate	British Pound to U.S. Dollar Conversion Rate
12/31/15	1.108775	1.528447
12/31/14	1.326364	1.646097
12/31/13	1.327609	1.563579

(2)	Prior to January 1, 2016, Mr. Rudelle served as Chairman and Chief Executive Officer.

(3)	Prior to January 1, 2016, Mr. Eichmann served as Chief Operating Officer and President.

(4)	Mr. Niccoli was not a Named Executive Officer in 2013.

(5)
The amounts reported for 2015 in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 19 of the Company’s Annual Report on Form 10-K as filed with the SEC on February 29, 2016. The amounts reported for 2014 and 2013 in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of each award computed in accordance with IFRS 2 Share Based Payment as we prepared and reported our consolidated financial statements under IFRS as issued by the International Accounting Standards Board (“IASB”) for the years ended December 31, 2013 and 2014. For information regarding the assumptions used in determining the fair value of an award, for awards granted in 2014, please refer to Note 8 of the Company’s Annual Report on Form 20-F as filed with the SEC on March 27, 2015 and, for awards granted in 2013, please refer to Note 8 of the Company’s Annual Report on Form 20-F as filed with the SEC on March 6, 2014.

(6)	The amounts reported in the Stock Award column represent the grant date fair value of the 2015 award of PSUs at target, which also reflects the maximum award.

(7)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amount of the cash incentive bonus earned by the Named Executive Officer for performance for the three years ended December 31, 2015, 2014 and 2013 under the Company’s annual cash incentive bonus plan. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Bonus Incentive” for a discussion of the annual cash incentives earned by each Named Executive Officer in respect of 2015.

(8)	The amounts reported in the All Other Compensation column for 2015 include the following:

Named Executive Officer	Unemployment Insurance Premiums ($)(a)	Life Insurance and Disability Benefit Plan Contributions ($)(b)	Company-Provided Travel ($)(c)	Defined Contribution Plan Payments ($)(d)	Tax Reimbursements ($)(e)
Jean-Baptiste Rudelle	22,340	—	12,950	—	—
Eric Eichmann	—	—	—	58,700	—
Benoit Fouilland	—	14,356	—	—	1,500
Romain Niccoli	—	—	—	—	—

(a)
As the Chief Executive Officer of the Company, Mr. Rudelle was not entitled to receive state-provided unemployment benefits in the event of termination pursuant to French law. The amount listed in this column represents the cost to the Company of the premium paid by the Company in respect of the unemployment insurance policy obtained by the Company on Mr. Rudelle’s behalf to provide similar benefits to the state-provided unemployment benefits that Mr. Rudelle would have otherwise been eligible to receive, were he not the Chief Executive Officer, in the event of a termination of his employment. See “—Potential Payments upon Termination or Change of Control” for a discussion of the severance benefits payable to Mr. Rudelle upon termination of employment.

(b)
Represents the cost to the Company in respect of Mr. Fouilland’s life insurance and disability plan, which includes premium cost and $7,187 in social charges remitted to France by the Company pursuant to French law.

(c)
Represents the cost to the Company of personal travel for Mr. Rudelle’s family incurred in connection with Mr. Rudelle’s role as Chief Executive Officer of Criteo Corp. and relocation to Palo Alto, California. The foregoing incremental cost to the Company includes the price of tickets purchased and $3,258 in social charges remitted to France by the Company pursuant to French law.

(d)	Represents the cost to the Company of its contribution to Mr. Eichmann’s defined contribution pension plan.

(e)	Represents Company-paid taxes in respect of the premium paid for Mr. Fouilland’s health and disability plan.

Grants of Plan-Based Awards Table 2015
The following table sets forth the grants of plan-based awards to Named Executive Officers during the year ended December 31, 2015.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Price on Date of Grant ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jean-Baptiste Rudelle	—	—	516,343	1,032,686	—	—	—	—	—	—	—	—
	10/29/15	—	—	—	41,418	46,020	46,020	—	—	—	—	1,795,089
	10/29/15	—	—	—	—	—	—	—	110,000	39.00	38.56	1,627,017
Eric Eichmann	—	—	391,331	782,663	—	—	—	—	—	—	—	—
	10/29/15	—	—	—	18,828	20,920	20,920	—	—	—	—	816,020
	1/29/15	—	—	—	—	—	—	—	128,900	39.78	39.98	1,932,294
Benoit Fouilland	—	—	220,036	440,073	—	—	—	—	—	—	—	—
	10/29/15	—	—	—	22,590	25,100	25,100	—	—	—	—	979,069
	10/29/15	—	—	—	—	—	—		60,000	39.00	38.56	887,464
Romain Niccoli	—	—	160,662	321,323	—	—	—	—	—	—	—	—
	10/29/15	—	—	—	18,828	20,920	20,920	—	—	—	—	816,020
	10/29/15	—	—	—	—	—	—	—	50,000	39.00	38.56	739,553

(1)
The amounts in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent each Named Executive Officer’s annual cash incentive earned in respect of 2015. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Bonus Incentive” for a discussion of the annual cash incentives earned by each Named Executive Officer in respect of 2015.

(2)
On October 29, 2015, the Named Executive Officers received a grant of PSUs. Since the Revenue ex-TAC performance goal was achieved, 50% of the PSUs will vest on the second anniversary of the date of grant and the remainder will vest in eight equal quarterly installments thereafter, based on continued employment. See “Executive Compensation–Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the PSUs granted in 2015.

(3)
On October 29, 2015, the Named Executive Officers received a grant of stock options (except for Mr. Eichmann, who received a grant of stock options on January 29, 2015), as described in “Executive Compensation–Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation.” 25% of the stock options will vest on the first anniversary of the date of grant and the remainder will vest in 12 equal quarterly installments thereafter, based continued employment.

(4)
Pursuant to the Company’s 2014 Stock Option Plan and consistent with Article L. 225-177 of the French Commercial Code, the exercise price of a stock option is set at the higher of (i) the closing price on the day prior to the grant date, and (ii) 95% of the average closing price during the 20 trading days prior to the grant date. This pricing formula may result in an exercise price that is greater than or less than the closing price on the date of grant. The column titled Closing Price on the Date of Grant is provided pursuant to SEC disclosure requirements, where the exercise price of a stock option is less than the closing price of the underlying stock on the date of grant.

(5)
Represents the grant date fair value, measured in accordance with ASC Topic 718, of stock option awards and PSU awards made in 2015. Grant date fair values are calculated pursuant to assumptions set forth in Note 19 of the Company’s Annual Report on Form 10-K as filed with the SEC on February 29, 2016.

Executive Employment Agreements
Criteo has entered into an offer letter agreement or employment agreement with each of the Named Executive Officers, the material terms of which are described below. Each of the agreements with our Named Executive Officers is for an indefinite term. The provisions of the employment agreements relating to termination of employment are described under “Potential Payments Upon Termination or Change of Control” below. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Our Executive Compensation Program” for a discussion of the elements of compensation of each of the Named Executive Officers for the year ended December 31, 2015.
Jean-Baptiste Rudelle
Mr. Rudelle is not party to an employment agreement with Criteo S.A. Prior to August 1, 2014, Mr. Rudelle served exclusively as the Chief Executive Officer and Chairman of Criteo S.A. Effective, August 1, 2014, and in addition to continuing to serve as our Chairman and Chief Executive Officer, Mr. Rudelle became the Chief Executive Officer of Criteo Corp., our wholly-owned U.S. subsidiary. In connection with his appointment to the position of Chief Executive Officer of Criteo Corp., we entered into an at-will offer letter agreement with Mr. Rudelle that provides for an annual base salary of $270,000 and a target annual bonus equal opportunity equal to 100% of his base salary, each subject to periodic review and increase and in addition to the compensation Mr. Rudelle received in his capacity as the Chairman and Chief Executive Officer of Criteo S.A.
As of January 1, 2016, Mr. Rudelle transitioned from his role of Chief Executive Officer and Chairman of the board of directors of Criteo S.A. and Chief Executive Officer of Criteo Corp. to the role of Executive Chairman, whereby he serves as the Chairman of the board of directors of Criteo S.A. and directs the strategic vision of the Company as Chief Executive Officer of Criteo Corp., our U.S. subsidiary. Any new employment arrangements entered into in connection with this transition will be disclosed on a Current Report on Form 8-K once finalized.
Eric Eichmann
We entered into an employment agreement effective as of March 2013, and certain related letter agreements, with Mr. Eichmann, who served as our President and Chief Operating Officer through December 31, 2015. Under the terms of his employment agreement and the related letter agreements, for the year ended December 31, 2015, Mr. Eichmann was entitled to receive an annual base salary of £320,040 (equivalent to $489,164, converted into U.S. dollars pursuant to the exchange rate noted in Footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 80% of his annual base salary.
As of January 1, 2016, Mr. Eichmann was promoted to the role of Chief Executive Officer of Criteo S.A. Any new employment arrangements entered into in connection with this transition will be disclosed on a Current Report on Form 8-K once finalized.
Benoit Fouilland
We entered into an employment agreement effective as of March 1, 2012 with Mr. Fouilland, our Chief Financial Officer. Under the terms of his employment agreement, for the year ended December 31, 2015, Mr. Fouilland was entitled receive to an annual base salary of €283,500 (equivalent to $314,338, converted into U.S. dollars pursuant to the exchange rate noted in Footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 70% of his annual base salary.

Romain Niccoli
We entered into an employment agreement effective as of March 1, 2006 with Mr. Niccoli, our Chief Technology Officer. Under the terms of his employment agreement, for the year ended December 31, 2015, Mr. Niccoli was entitled receive to an annual base salary of €241,500 (equivalent to $267,769, converted into U.S. dollars pursuant to the exchange rate noted in Footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 60% of his annual base salary.

Outstanding Equity Awards at 2015 Fiscal Year End
The following table sets forth the number of securities underlying outstanding equity awards held by the Named Executive Officers as of December 31, 2015.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Jean-Baptiste Rudelle	4/30/12	68,051	9,722 (2)	—	7.87	4/30/22	—	—	—	—
	7/30/14	102,900	226,381 (3)	—	30.82	7/30/24	—	—	—	—
	10/29/15	—	110,000 (3)	—	39.00	10/29/25	—	—	46,020	1,822,392
Eric Eichmann	4/18/13	110,000	120,000 (3)	—	13.69	4/18/23	—	—	—	—
	9/3/13	35,000	35,000 (2)	—	15.95	9/3/23	—	—	—	—
	1/29/15	—	128,900 (3)	—	39.78	1/29/25	—	—	—	—
	10/29/15	—	—	—	—	—	—	—	20,920	828,432
Benoit Fouilland	3/20/12	405,978	31,068 (2)	—	7.82	3/20/22	—	—	—	—
	9/3/13	33,750	26,250 (2)	—	15.95	9/3/23	—	—	—	—
	10/29/15	—	60,000 (3)	—	39.00	10/29/25	—	—	25,100	993,960
Romain Niccoli	4/30/12	31,372	4,484 (2)	—	7.87	4/30/22	—	—	—	—
	10/25/12	61,845	—	—	10.72	10/25/22	—	—	—	—
	7/30/14	44,375	97,628 (3)	—	30.82	7/30/24	—	—	—	—
	10/29/15	—	50,000 (3)	—	39.00	10/29/25	—	—	20,920	828,432

(1)	Refer to “—Potential Payments upon Termination or Change of Control” below for circumstances under which the terms of the vesting of equity awards would be accelerated.

(2)	The employee warrants will generally vest as to 25% of the grant on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter, based on continued employment.

(3)	The stock options will generally vest as to 25% of the grant on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter, based on continued employment.

(4)	The applicable exchange rate for the exercise price of the stock option and employee warrant awards shown in the Outstanding Equity Awards at Fiscal Year End table are as follows:

Date	Euro to U.S. Dollar Conversion Rate
10/29/15	1.1086
1/29/15	1.1343
7/30/14	1.3429
9/3/13	1.3207
4/18/13	1.3129
10/25/12	1.2942
4/30/12	1.3229
3/20/12	1.3150

(5)
Based on the achievement of the Revenue ex-TAC performance goal, 50% of the PSUs will vest on the second anniversary of the date of grant and in eight equal quarterly installments thereafter. The vesting of the quarterly installments is subject to continued employment. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the PSUs granted in 2015.

(6)	Determined with reference to $39.60, the closing price of a share of the Company’s ADSs on December 31, 2015.

Option Exercises and Stock Vested in 2015
The following table summarizes for each Named Executive Officer the stock option exercises and shares vested during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean-Baptiste Rudelle	—	—	—	—
Eric Eichmann	80,000	2,458,967	—	—
Benoit Fouilland	60,000	2,483,494	—	—
Romain Niccoli	87,559	3,368,276	—	—

Potential Payments upon Termination or a Change of Control
Individual Agreements
We have entered into employment agreements and non-compete agreements, as described below, which require us to provide specified payments and benefits to certain of our executive officers as a result of certain terminations of employment, including following a change of control. Except as discussed below, no other employment agreements with our Named Executive Officers, discussed above in “Executive Compensation—Compensation Tables—Executive Employment Agreements,” provide for any severance, non-compete or change of control payments.

Founder Non-Compete Agreements
The non-compete agreements with Messrs. Rudelle and Niccoli provide for a severance benefit equivalent to 50% of the applicable individual’s total gross compensation (not including equity-based compensation) for the 12-month period preceding the date of his termination of employment, payable in a lump sum within 30 days following the date of termination of employment, subject to deduction of any amount that Messrs. Rudelle or Niccoli may receive separately from us in remuneration for non-compete obligations under any other agreements. If we elect to waive the competitive restrictions in the non-compete agreements within 15 days following the date of termination of employment, however, we will not be required to make such severance payments.
Eric Eichmann
Mr. Eichmann’s employment agreement provides that the agreement may be terminated by us without cause if we provide six months’ prior written notice or, in lieu of such prior written notice, payment of severance consisting of Mr. Eichmann’s basic salary for the applicable number of days and any other entitlements, benefits, incentives, bonus, or vacation days which would have accrued had Mr. Eichmann remained employed during such a notice period. Such requisite six months’ notice or substitute payment by us is not required if Mr. Eichmann’s employment is terminated by us due to his misconduct, serious breach of his agreement, failure to comply with lawful directions of the Board, or a conviction of a criminal offense.
Benoit Fouilland
Mr. Fouilland’s employment agreement provides for a potential severance payment in the event of termination of employment within a period of six months following a change of control, as defined in the agreement, either by way of a dismissal by the Company, other than due to the executive’s gross negligence, or a resignation by Mr. Fouilland following a decrease of his compensation or responsibilities. Such severance payment is equivalent to one year’s total cash compensation, including the bonus for the year of termination, calculated based on the achievement of all objectives. In addition, Mr. Fouilland’s employment agreement includes restrictions on certain competitive activities during the one-year period following the date of his termination of employment, subject to payment by us of monthly compensation equal to 33% of the average monthly gross salary paid to Mr. Fouilland during the 12 months preceding to his termination. We may choose to waive the competitive restrictions, in which case we will not be required to make the non-compete payment.
Romain Niccoli
Both Mr. Niccoli’s employment agreement and his founder non-compete agreement include restrictions on certain competitive activities during the one-year period following the date of his termination of employment in exchange for certain severance payments. Mr. Niccoli’s founder non-compete agreement, as discussed above, provides for a lump sum payment of 50% of his total gross compensation (not including equity-based compensation) for the 12-month period preceding the date of his termination of employment, payable within 30 days following the date of termination of employment. Such payment is subject to the deduction of the amounts he may receive in connection with his non-compete obligations under his employment agreement, which provides restrictions on certain competitive activities during the one-year period following the date of his termination of employment, subject to payment by us of monthly compensation equal to 33% of the monthly gross salary paid to Mr. Niccoli prior to his termination. If we elect to waive the competitive restrictions in Mr. Niccoli’s non-compete agreement within 15 days following the date of termination of employment, however, we will not be required to make severance payments thereunder.

Treatment Under Equity Plans
Stock Option Plans
Each of the Company’s 2012 Stock Option Plan, 2013 Stock Option Plan and 2014 Stock Option Plan provides that in the event of a change of control, as defined in the plans, a successor corporation shall assume all outstanding options or substitute outstanding options with equivalent options or rights. Pursuant to the stock option plans, and other than in respect of our U.K. employees, as discussed below, in the event that the successor corporation does not agree to assume or substitute outstanding options, the options will accelerate and become fully vested and exercisable upon the change of control.

Upon termination of an option holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the board of directors, a vested option will generally remain exercisable for 90 days following the option holder’s termination. If, at the date of termination, the option holder is not entitled to exercise all of his options, the shares covered by the unexercisable portion will be forfeited and revert back to the applicable stock option plan.
The stock option awards granted to our U.K. employees under the stock option plans, including to Mr. Eichmann, provide that in the event of share sale, as defined in the award agreement for such U.K. employees, the board of directors may notify an option holder prior to a date a share sale is likely to occur, and the option holder may exercise only the vested portion of the option prior to such a share sale (subject to a successful completion of a share sale). Where such prior notice by the board of directors is given at least 15 days prior to a share sale, any outstanding option award will automatically lapse on the day following the share sale. Upon a share sale where the option holder is given no prior notice by the board of directors, the option holder may exercise all vested options within the period beginning with the date of completion of the share sale and ending at the end of a period as specified by the board of directors (of no less than 28 days). At the end of such period, any outstanding options shall lapse and cease to be exercisable. Notwithstanding the foregoing, the board of directors has the discretion to accelerate the vesting of such options granted to U.K. employees. Under the 2016 Stock Option Plan, which shareholders are being asked to approve at the Annual General Meeting pursuant to Resolution 20, stock options granted to U.K. employees will be subject to the same provisions regarding a change of control as stock options granted to the remainder of the Company’s employees.

Employee Warrants (BSPCE)
Our employee warrants provide that an unvested warrant will only accelerate in the case of a change of control, as defined in the relevant grant agreement, if the acquirer or the successor corporation does not agree to assume or substitute equivalent rights for the outstanding unvested employee warrants. Upon termination of a BSPCE holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the board of directors, a vested BSPCE will remain exercisable for 90 days following the BSPCE holder’s termination.
Performance-Based Free Share (PSU) Plan
Pursuant to the terms of our 2015 Performance-Based Free Share Plan, in the event of a change of control, if a successor corporation does not agree to assume an unvested PSU or substitute the PSU with an equivalent right, and the grant date of the PSU is at least one year prior to the date of the change of control, the restrictions and forfeiture conditions applicable to the PSU will lapse, and the PSU will become vested prior to the consummation of the change of control, with any performance conditions being deemed to be achieved at target levels. If the grant date of the PSU is less than one year prior to the date of the change of control and no such successor corporation agrees to assume or substitute an unvested PSU, the PSU will lapse.
In the event of a grantee’s death or disability, as defined in the 2015 Performance-Based Free Share Plan, an unvested PSU will vest automatically. In the event of a grantee’s retirement, as defined in the 2015 Performance-Based Free Share Plan, the board of directors has the discretion to determine whether some or all of the unvested PSUs will vest, subject to the limitations of the plan.
If an employee with outstanding PSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the PSUs under the 2015 Performance-Based Free Share Plan, if any, will terminate effective as of the date that such an employee is no longer actively employed.

Quantification
The following table quantifies the potential amounts payable to our Named Executive Officers in connection with certain terminations of their employment or a change of control, under the circumstances described in more detail above. The table reflects estimated amounts assuming that the termination of employment or other circumstance, as applicable, occurred on December 31, 2015. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change of control can be determined only at the time of such event.

POTENTIAL PAYMENTS UPON TERMINATION OR FOLLOWING A CHANGE OF CONTROL
	Termination Without Cause			Termination Without Cause or Resignation by the Executive With Change of Control
Name	Severance Pay ($)	Non-Compete Payments ($)(1)	Total ($)	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)(2)	Non-Compete Payments ($)	Total ($)
Jean-Baptiste Rudelle	—	624,939	624,939	—	3,590,225	624,939	4,215,164
Eric Eichmann	273,932(3)	—	273,932	273,932(3)	—(4)	—	273,932
Benoit Fouilland	—	103,731	103,731	534,374	1,748,836	103,731	2,386,941
Romain Niccoli	—	237,824	237,824	—	1,559,438	237,824	1,797,262

_________

(1)	Assumes the Company did not elect to waive the competitive restrictions in the relevant non-compete clause.

(2)
Represents the value of the equity awards that would vest upon a change of control under the assumption that outstanding equity awards are not assumed or substituted in the change of control transaction, as described above in the “Potential Payments Upon Termination or Change of Control—Treatment Under Equity Plans” narrative. The value shown includes the value of equity awards held by the executive that would become vested under the applicable circumstances. The value of stock options and employee warrants, to the extent applicable, is based on the excess of $39.60, the closing price of a share of the Company’s ADSs on December 31, 2015, over the exercise price of such options or warrants, multiplied by the number of unvested stock options or warrants held by the executive that would become vested under the applicable circumstances. The exchange rate used to convert the exercise price of the options or warrants from Euros into U.S. Dollars is 1.108775.

(3)	Assumes the Company did not provide any prior notice of termination.

(4)
Stock option awards to U.K. employees made prior to the 2016 Stock Option Plan are not subject to automatic accelerated vesting in the event of a share sale (as defined in the award agreement for such U.K. employees), even if the options are not assumed or substituted for. This amount was calculated assuming that the board of directors did not exercise its discretion to accelerate vesting of unvested awards. Under the 2016 Stock Option Plan, which shareholders are being asked to approve at the Annual General Meeting pursuant to Resolution 20, stock options granted to U.K. employees are subject to the same provisions regarding a change of control as stock options granted to the remainder of the Company’s employees.

02    Management Report.

Ladies and Gentlemen,

In accordance with the law and the articles of incorporation, we have called you to a General Meeting to approve the annual and consolidated financial statements for the fiscal year ended December 31, 2015.
We present to you the management report on the activities of the Company and the Group during the fiscal year that began January 1, 2015 and ended December 31, 2015, and we submit the annual and consolidated financial statements for your approval.
We also propose to proceed with the allocation of the net income for the fiscal year ended December 31, 2015 and the examination of the agreements covered by Articles L. 225-38 et seq. of the French Commercial Code.
Please note that the statutory auditors' reports and the Board of Directors’ reports, which will be read to you during the meeting, and the annual and consolidated financial statements, which have been prepared in accordance with the standards, principles and methods of the current chart of accounts, have been made available at the registered office for your consultation, in accordance with applicable law.

Contents.

I.	Presentation of the Criteo group	P45

II.	Group financial information and consolidated results	P46

III.	Description of the main risks and contingencies faced by the Company and the Group	P49
– Use of financial instruments

IV.	Research and development activity of the Company and the Group	P49

V.	Foreseeable changes and outlook for the Company and the Group	P50

VI.	Employees	P50

VII.	Social results of the Company during fiscal 2015	P51

VIII.	Employee share ownership	P53

IX.	Financial summary	P53

X.	Other company information	P54

XI.	Agreements referred to in Article L. 225-38 of the French Commercial Code and	P55
agreements concluded by a director or a significant shareholder of the Company with a subsidiary

XII.	Company’s general governance	P55

XIII.	Information regarding corporate officers	P56

XIV.	Table and report on authorizations to increase the company’s share capital	P58

I.	Presentation of the Criteo group

i.	Presentation of the Group’s activity
Criteo (the “Company” and, with its subsidiaries, the “Group”) is a technology company specializing in performance digital marketing. Criteo helps its clients to generate sales from targeted and personalized advertising banners. Criteo uses its proprietary predictive software algorithms coupled with its knowledge of the user's purchasing habits allowing it to deliver highly relevant and personalized display advertisements. These are delivered and valued in real time.

ii.	Highlights of the past fiscal year for the Company and the Group
The fiscal year ended December 31, 2015 is the Company's tenth fiscal year since its incorporation.
The Company’s operating revenue for the fiscal year ended December 31, 2015 consisted mainly of fees related to the use of the Company's expertise and technology by its subsidiaries, and income from the invoicing of central services (management fees).
The Company (excluding branches) has been exclusively dedicated to holding-company activities since April 2010 and continues to centralize research and development activities for the whole Group.

•	Business combinations
DataPop, Inc.
On February 17, 2015, Criteo Corp., a subsidiary of Criteo SA, acquired DataPop Inc., a company based in Los Angeles, specializing in custom catalog products suitable for purchase by users amounting to $22M ($3.7M in cash advances and $18.3M for the acquisition of shares), taken on the date of acquisition from the Group's available cash. This business combination was accounted for using the acquisition method in accordance with the IFRS 3 standard. The determination of fair value of acquired assets and outstanding liabilities is included in Note 12 of the appendix to the consolidated financial statements at December 31, 2015.
Tedemis
There were additional payments in a total amount of €4.0 million that were contingent upon the achievement of certain milestones as agreed at the time of the acquisition of Tedemis in 2014. These milestones were partially met at the end of the reference period. Therefore, the $4.4 million debt in other current liabilities as of December 31, 2014 based on the acquisition earn-out was extinguished by a $2.2 million (€2.0 million) payment in April 2015. The remaining $2.2 million (€2.0 million) of the liability was released resulting in a $2.2 million (€2.0 million) decrease of Criteo France shares (Tedemis merged into Criteo France in 2014).

•	Scope of consolidation
Creation de Criteo MEA FZ LLC (Dubai), Criteo Reklamcýlýk Hzimetleri ve Ticaret A.Þ. (Turkey) and Criteo Canada Corp. (Canada)

These subsidiaries are 100% owned, controlled by the Group and are included in the scope of consolidation on December 31, 2015, but their contribution to the consolidated financial statements is not significant.

•	Financing
Criteo Advertising (Beijing) Co., Ltd
In October 2014, a revolving line of credit was contracted with HSBC to fund the development of our subsidiary in China for the amount of ¥15.0M. In May 2015, this amount was increased to ¥40.0M.
Criteo SA
On September 24, 2015, a multi-currency revolving line of credit with BNP Paribas, Credit Lyonnais (LCL), HSBC France, Natixis and Société Générale, in the amount of €250M (or equivalent amount in dollars or in other optional currencies under certain conditions) was contracted for a period of five years. This new unsecured multi-currency line of credit is intended to fund the Group’s general corporate needs, including acquisitions. Interest is based on a reference rate equal to the sum of the EURIBOR/LIBOR according to a draw in euros/dollars, plus an adjustable margin based on the leverage rate and additional applicable contractual costs. The agreement contains customary mandatory clauses relating to prepayments, indemnities, representations, agreements (net debt to adjusted EBITDA, restrictions in case of new debt) and default.

iii.	Significant events since the end of the fiscal year
The Company’s exercise of governance was changed as of January 1, 2016 (see Chapter 12 “General Management of the Company”).

iv.	Progress made or difficulties encountered by the Company and the Group
In 2015, the Company maintained and consolidated its announced market positioning, namely pay-per-click performance-based digital marketing. Continued efforts to develop the technology, through constant investments in research and development, have enabled the Company and the Group to maintain their edge in this field.

II.	Group financial information and consolidated results
The consolidated financial statements for the fiscal year ended December 31, 2015 that is being submitted for your approval was prepared in accordance with International Financial Reporting Standards (IFRS), as adopted by the European Union. The main accounting methods and the significant accounting estimates and assumptions are presented in Note 3 of the appendix to the financial statements on December 31, 2015.
The scope of consolidation of the Group on December 31, 2015 is detailed in the appendix to the consolidated financial statements.

Consolidated income statement
The Group had consolidated revenue of €1,193.4M in 2015.
The Group’s income from operations totaled €69.5M, while consolidated net income was €56.8M.

Financial income
There is a loss of €4.1M due to the impact of the sharp drop in the Brazilian real against the euro and dollar on balance sheet positions, associated with high coverage costs, partially offset by the gain from the sale of the balance of funds received in dollars ($70M) from the IPO in October 2013.

Income tax expense
Income tax expense amounted to €8.7M. This mainly reflects a €22.8M current tax expense offset by deferred tax income of €14.1M. The Group’s breakdown of taxes is presented in Note 10 of the appendix to the consolidated financial statements.

Net income
The consolidated net income attributable to shareholders of the Criteo SA is €54.3M.

Consolidated balance sheet
Selected financial information from the consolidated balance sheet:
Total consolidated assets stood at €773.1M as of the end of 2015. The main balance sheet subtotals are presented below.
Non-current assets totaled €163.7M, including €145.2M in property.
Current assets amounted to a total of €609.4M and consist mainly of external debt amounting to €284.7M and cash items in the amount of €324.7M.
Equity attributable to shareholders of the Group totaled €436.4M, and includes profit attributable to such shareholders over the period of €54.3M.
Positive minority interests (Yahoo! Japan Corporation) amounted to €4.3M.
Current liabilities totaled €328.0M, consisting mainly of third-party supplier payables in the amount of €226.3M.

Cash
Cash and cash equivalents include cash on hand and interest-bearing deposits. These items recognized as cash serve to finance the Group’s activities.
As of December 31, 2015, the Group had cash and cash equivalents totaling €324.7M.
The Group had no overdraft balances as of December 31, 2015.

The variations and major components of cash and cash equivalents are presented in Note 18 of the appendix to the consolidated financial statements.

Sources of funding
Since 2012, we obtained several loans from financial institutions in order to finance tangible assets (mainly equipment). In September 2015, we also contracted a multi-currency revolving credit line (Note 1.2) allowing a draw of €250M or equivalent in foreign currency to finance general corporate needs of the Group, including acquisitions.
As of December 31, 2015, financial debt totaled €9.6M. The breakdown of this debt as current and non-current financial liabilities is presented in Note 22 of the appendix to the consolidated financial statements.

Consolidated cash flow
The detailed cash flow statement for the 2015 fiscal year is presented in the consolidated financial statements.

Tax paid
Net tax paid in 2015 mainly resulted from the income tax payable for the fiscal year 2014 and totaled €17.0M.

Off-balance sheet commitments
These off-balance sheet commitments are described in Note 26 of the appendix to the consolidated financial statements for the fiscal year ended December 31, 2015 and consist of future lease payment obligations on behalf of the various subsidiaries.
Future minimum payments for property commitments, hosting and other non-cancellable items are presented below:

(in thousands of €)	<1 year	2 to 5 years	>5 years	Total
Property commitments
Future minimum payments on December 31, 2015	23,764	93,218	43,288	160,270
Other hosting commitments
Future minimum payments on December 31, 2015	28,813	30,963	0	59,776
Other lease commitments
Future minimum payments on December 31, 2015	3,175	8,642	0	11,817

Lease expenses
The lease expenses for offices totaled €8.9M, €14.2M and €21.3M for the 2013, 2014 and 2015 fiscal years, respectively.
Data center accommodation costs amounted to €12.2M, €18.7M and €27.4M for the 2013, 2014 and 2015 fiscal years, respectively.

Short term credit lines and bank overdrafts
As indicated in Note 22, the Group is engaged in three revolving lines of credit with BPI France, HSBC and a syndicate of banks making available, respectively, €2M, €5.7M (¥40M) and €250M as of December 31, 2015. As of December 31, 2015, the respective draws amounted to €0.1M, €3.6M (¥25M) and €0M December 31, 2015.
The Group also has bank resources in the form of short-term credit lines and bank overdrafts authorized with HSBC plc, LCL and Crédit Industriel et Commercial (CIC). The Group may have a maximum amount of €9.4M in resources with these banks. As of December 31, 2015, no amount had been drawn. In case of a draw, the interest is calculated based on the EURIBOR 1-month or 3-month rate.
With regard to short-term funding, banks can terminate them in a very short time.
These resources include special clauses in the event of default, but have been granted no warranty and do not contain any banking covenant clause except the credit line of €250M for which the conditions are met as of December 31, 2015.

III.	Description of the main risks and contingencies faced by the Company and the Group - Use of financial instruments
The Group’s development, particularly abroad, presents challenges that are specific to each country, especially when it comes to recruiting and managing dedicated sales teams. Managing exchange rate and currency fluctuations are also increasingly becoming vital functions for the Group given the Group’s international expansion.
Since 2013, the Group has set a policy of centralized management of foreign exchange risk. For this purpose, it trades in financial instruments (options, forward buying and selling) with a view to managing and reducing its exposure to the risk of exchange rate fluctuations. We only deal with first-class financial institutions.

IV.	Research and development activity of the Company and the Group
Our research and development efforts have not only continued but have also ramped up to improve our performance-based digital marketing product and maintain our technological lead, which is our advantage in this market and sustains our growth; efforts have focused on developing new algorithms, notably around:
-    optimization of the click conversion rate on banner advertising sales.
-    optimization of the value of the basket when converting a click to a sale.

We therefore continued to make substantial investments in research and development by recruiting engineers to retain our technological edge. The number of Group employees dedicated exclusively to research and development activities totaled 399 at the end of 2015, including 333 working within the Company.

V.	Foreseeable changes and outlook for the Company and the Group
We are pursuing our aim of increasing our presence and recognition abroad. This included opening subsidiaries in Japan, Brazil, Australia and the Netherlands in 2011 and accelerating the development of our U.S. subsidiary in 2012. In 2013, the Company opened subsidiaries in China (Beijing) and Singapore. In 2014, the Group opened subsidiaries in Russia (Moscow) and Spain (Madrid and Barcelona).
In 2015, the Group opened subsidiaries in the United Arab Emirates, Turkey and Canada.

VI.	Employees
As of December 31, 2015, the Group had a total of 1,841 employees. The headcount breaks down geographically as follows:

Entity	Employees
Criteo China (China)	26
Criteo BV (Netherlands)	14
Criteo Corp. (USA)	396
Criteo Do Brasil (Brazil)	55
Criteo SAS (France)	68
Criteo GmbH (Germany)	80
Criteo KK (Japan)	106
Criteo Korea (Korea)	38
Criteo Ltd (United Kingdom)	151
Criteo Nordics (Sweden)	13
Criteo PTY (Australia)	16
Criteo SA (France)	620
Criteo Singapore (Singapore)	32
Criteo SRL (Italy)	26
Criteo LLC (Russia)	25
Criteo Espana S.L. (Spain - Madrid)	19
Criteo Europa MM S.L. (Spain - Barcelona)	133
Criteo Reklamcilik Hzimetleri Ve Ticaret Sirketi (Turkey)	9
Criteo Canada Corp.	2
Criteo MEA FZ LLC (Dubai)	12
TOTAL	1,841

VII.	Social results of the Company during fiscal 2015
The annual financial statements for the fiscal year ended December 31, 2015, which we are submitting for your approval, including the balance sheet, income statement and appendix, have been prepared in accordance with the standards, principles and methods of the chart of accounts and in line with the presentation rules and appraisal methods provided by current regulations.

Income statement
In the fiscal year ended December 31, 2015, the Company recorded net revenue of €53,801,577 compared to €37,885.365 for the previous year.
Other operating income amounted to €257,343,120 compared to €150,207,490 for the previous year.
Operating expenses amounted to €268,619,677 compared to €166,427,706 for the previous year. Operating income came to €43,022,715 compared to a profit of €21,813,101 for the previous year.
Our revenue and expenses amounted respectively to €46,920,276 and €25,763,201 compared to €14,113,089 and €11,827,525 for the previous year. Therefore, there was net financial income of €21,157,075 compared to a loss of €2,285,564 for the 2014 fiscal year.
Therefore, current income before taxes totaled €64,179,790 compared to income of €24,098,664 the previous year.
Extraordinary income is €758,959 in 2015, compared to €335,940 in 2014. Special charges amounted to €452,646 compared to €433,288 for the previous year.
The year ended December 31, 2015 showed a profit of €60,721,469 compared to a profit of €23,021,307 for the previous year.

Balance sheet
As of December 31, 2015, the total assets of the Company amounted to €638,324,313 compared to €592,646,981 for the previous year.

Assets
The amount of intangible assets amounted to the net sum of €17,179,342 compared to €10,236,301 for the previous year.
The amount of tangible fixed assets amounted to the net sum of €31,893,089 compared to €20,360,863 for the previous year.
The position of financial assets amounted on December 31, 2015 to €100,350,331 compared to €63,996,619 for the previous year.
Current assets amounted to the net sum of €483,932,143 compared to €495,323,369 for the previous year.

Shareholders’ equity and liabilities
As of December 31, 2015, the Company’s share capital amounted to €1,561,772 compared to €1,522,567 the previous year and the share premiums, the total sum of €263,934,241 compared to €251,556,235 for the previous year.

Company’s debt given the volume and complexity of its business
The Company’s liabilities amounted to €222,610,862 for the current fiscal year, compared with €236,204,150 in fiscal year 2014, and is composed of:

various loans and financial debt(1)	€ 133,292,277
payables and related accounts payable	€ 28,869,564
tax and social debt for	€ 32,231,176
debts on fixed assets and related accounts payable	€ 2,754,980
debt related to credit resources	€ 14,052,104
other debt	€ 11,410,762
(1) comprised by intercompany debts of €132,900,858, partially offset by intercompany receivable of €129,474,455.

In accordance with Article L. 441-6-1 of the French Commercial Code, the table below presents the trade payables balances by due date as of the closing date of the past two fiscal years:

Due date	December 31, 2015	December 31, 2014
not received	11,913,440	7,657,728
not yet due	10,174,607	16,245,270
less than 30 days	6,618,365	21,389,063
30 to 60 days	(-)184,077	33,406
60 to 90 days	25,019	8,201
more than 90 days	138,133	111,233

VIII.	Employee share ownership
As of the last day of the fiscal year, the participation of employees of the Company including officers (dirigeants), calculated in accordance with Article L. 225-102 of the French Commercial Code, was nil (€0).
We furthermore note that, as of the last day of the fiscal year, no registered shares were held directly by employees or officers (dirigeants) pursuant to article L. 225-197 of the French Commercial Code (free shares or Restricted Stock Units (RSUs)). Free shares granted by the Board of Directors during the 2015 fiscal year are currently in the vesting period.

Stock-Options
In accordance with the provisions of Article L. 225-184 of the French Commercial Code, your Board of Directors informs you in its special report, of transactions carried out by virtue of the provisions of Articles L. 225-177 to L. 225-186 of the French Commercial Code involving grants of options to subscribe for or purchase shares.

Free shares (or Restricted Stock Units (RSUs))
In accordance with the provisions of Article L. 225-197-4 of the French Commercial Code, your Board of Directors informs you in its special report, of transactions carried out by virtue of the provisions of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code involving grants of free shares (RSUs).

Non-Employee Warrants (BSA)
The Board of Directors, during the previous fiscal year, used the authorizations that were granted to it by the Combined General Meeting of June 18, 2014 and the Combined General Meeting of June 23, 2015.
Accordingly, the supplementary reports of the Board of Directors and of the statutory auditors, prepared at the time the BSAs were issued, have been made available to you and will also be made available to you at the Shareholders’ Meeting called to approve the financial statements for the most recent fiscal year.

IX.	Financial summary
To this report are attached as Appendix A-1 and A-2, the tables referred to in Article R. 225-102 of the French Commercial Code, showing the Group's and the Company's results over the past five years.

X.	Other company information

X.1	Activity of the subsidiaries and the controlled companies
The following table presents the results of the Company’s subsidiaries for the fiscal year ended December 31, 2015.

	% held as of fiscal year end	Revenue during the past fiscal year (€)	Net income (€)
Criteo France SAS (France)	100%	154,257,924	8,015,446
Criteo Ltd (RU)	100%	98,186,082	3,293,844
Criteo GmbH (Germany)	100%	130,546,427	2,136,237
Criteo BV (Netherlands)	100%	36,236,762	2,422,767
Criteo Corp (USA)	100%	406,338,638	10,440,250
Criteo Do Brazil (Brazil)	100%	42,484,769	(-)5,820,472
Criteo Australia PTY (Australia)	100%	15,872,981	(-)953,540
Criteo KK (Japan)	66%	176,658,151	7,589,291
Criteo SRL (Italy)	100%	0	511,160
Criteo Singapore Pte Ltd	100%	37,558,671	(-)1,212,979
Criteo LLC (Russia)	100%	9,728,405	848,284
Criteo Espana S.L. (Spain - Madrid)	100%	19,751,831	594,773
Criteo Europa MM S.L. (Spain - Barcelona)	100%	0	285,506
Criteo MEA FZ LLC (Dubai)	100%	7,590,301	632,884
Criteo Reklamcilik Hizmetleri ve Ticaret Anonim Sirketi (Turkey)	100%	4,252,946	(-) 268,639
Criteo Canada Corp. (Canada)	100%	6,060,693	860,947
Criteo Société Anonyme Frankrike filial Norden (Sweden)	Permanent establishment	29,015,135	1,870,747
Criteo Société Anonyme Korea Branch (Korea)	Permanent establishment	21,375,017	707,007

X.2	Acquisitions of significant stakes in companies whose registered offices are in France, or takeovers of such companies or sales of acquisitions
In accordance with the provisions of Article L. 233-6 of the French Commercial Code, we hereby inform you that, during 2015, no shares were acquired or sold other than those mentioned in Note 1.2.

XI.	Agreements referred to in Article L. 225-38 of the French Commercial Code and agreements concluded by an officer (dirigeant) or a significant shareholder of the Company with a subsidiary
The special report of the statutory auditors on related party agreements within the meaning of Article L. 225-38 of the French Commercial Code has been made available to you.
Moreover, in accordance with the provisions of Ordinance 2014-863 of July 31, 2014, we inform you that there has not been, during the 2015 fiscal year, any agreement entered into, directly or through an intermediary, between an officer (dirigeant) or a significant shareholder of the Company and a subsidiary of the Company, within the meaning of this ordinance.

XII.	Company’s general governance
Mr. Jean-Baptiste Rudelle was the General Manager and Chairman of the Board (président-directeur general) of the Company throughout 2015. He was assisted in his duties by two Deputy General Managers (directeurs généraux délégués), Mr. Romain Niccoli and Mr. Benoît Fouilland.
Mr. Jean-Baptiste Rudelle having resigned from his position as General Manager (directeur général) of the Company effective as of January 1, 2016, the Board of Directors, at its meeting of December 17, 2015, decided, as of 1 January 2016:
-    to separate the functions of Chairman of the Board (president du conseil d’administration) and General Manager (directeur general or Chief Executive Officer (CEO)),
-    to appoint Mr. Eric Eichmann as General Manager (or CEO) and
-    to confirm Mr. Romain Niccoli and Mr. Benoît Fouilland as Deputy General Managers.
Mr. Jean-Baptiste Rudelle continues to carry out the functions of Chairman of the Board (Executive Chairman).

XIII.	Information regarding corporate officers
In accordance with the provisions of Article L. 225-102-1 of the French Commercial Code, the following table lists the offices and functions held by corporate officers in the course of the 2015 fiscal year, in any company(ies) during that past fiscal year:

Name	Position	Other Mandates
Jean-Baptiste Rudelle	Chief Executive Officer
Criteo France SAS, President
Criteo Corp., CEO and Director
Criteo Ltd., Director (until February 2015)
Criteo GmbH, General Manager
Criteo BV, Director
Criteo KK, Director
Criteo PTY Ltd, Director (Until November 2015)
Criteo Srl, Director
Criteo Singapore Private Ltd, Director
Criteo Advertising (Beijing) Co., Ltd, Director
Criteo Ltd., Director (until June 2015)
Criteo Espana S.L., Director
Criteo Europa MM S.L., Director
Criteo Société Anonyme Korea branch, Director
Criteo SA Frankrike Filial Norden, Director
The Gallion Project (association), President

Marie Ekeland[1]	Director	Bibicheri SAS, Director Parrot SA, Director SRP GROUPE SA, Director Daphni SAS, Co-founder and President France Digitale (association), Co-founder and Co-president

Dominique Vidal	Director
Peoplevox
Blablacar (Comuto SA), Permanent Representative of a Director
Squarespace
Outbrain
DoubleDutch Inc., Censor
Metapack Ltd
Navabi GmbH
I-Graal SAS
Be2 (until February 2015)
Alkemics (since 2015)
OneFineStay
Citymapper, Observer
Movinga, Observer

Hubert de Pesquidoux	Director
Sequans Communications, Director and Chairman of the Audit Committee
Radisys, Director and Chairman of the Audit Committee
Rimor LLC (US LLC), Manager
HDP Consulting, Sole partner
Premiere Global Services, Inc., Executive Chairman
Transaction Network Services, Director

James Warner	Director	Merkle, Inc., Director Invision, Inc., Director Zoom, Inc., Director Talix, Inc., Director Sprinklr, Inc., Consultant
Dana L. Evan	Director
Box, Director, Chairman of the Audit Committee, and Member of the Corporate Governance Committee
Everyday Health, Director, Chairman of the Audit Committee, and Member of the Corporate Governance Committee and Compensation Committee
Proofpoint, Director, Chairman of the Audit Committee, and Member of the Compensation Committee
Survey Monkey, Director, Chairman of the Audit Committee, and Member of the Compensation Committee
Tune, Director

Romain Niccoli	Deputy General Manager	New R SAS, Member of the Supervisory Board

Benoît Fouilland	Deputy Chief Executive Officer
Criteo GmbH, General Manager
Criteo LTD, Director
Criteo Corp, Treasurer
Criteo LLC, Director
Criteo PTY Ltd, Director
Criteo Espana S.L., Director
Criteo Europa MM S.L., , Director
Criteo Canada Corp., Director and Treasurer
Criteo Advertising (Beijing) Co., Ltd, Director
Criteo MEA FZ - LLC, Director

1 Ms. Marie Ekeland resigned from the Board on January 29, 2016 effective immediately.

We inform you that, pursuant to Articles L. 225-185 al. 4 and L.225-197-1, II al. 4 of the French Commercial Code, the Board of Directors has set at 10% the percentage of (i) shares resulting from the exercise of options to subscribe for shares (stock-options) and (ii) free shares (RSUs) granted by the Board of Directors which shall be kept in registered form by the corporate officers under such an obligation (i.e., Chairman of the Board, General Manager and Deputy General Manager(s)) until the termination of their office.

XIV.	Table and report on authorizations to increase the company’s share capital
In accordance with the provisions of Article L. 225-100 of the French Commercial Code, the table presented in Appendix B summarizes the delegations of authority and powers granted by the General Shareholders’ Meeting to the Board of Directors for capital increases pursuant to Articles L. 225-129-1 and L. 225-129-2 of said Code.
Net Income Allocation
We propose to allocate the profit for the year ended December 31, 2015, that is €60,721,469:

•	in the amount of €3,920.20 to the legal reserve, which will therefore bring it to the legally required level,

•	and, with the remainder of €60,717,548.80 to retained earnings.

Information on Dividends Paid
In accordance with applicable law, we note that the Company has not paid out any dividends for the past three fiscal years.

Non-Tax Deductible Expenses
Pursuant to Article 223 quater of the French General Tax Code, please note the absence of any sumptuary expenditures or non-deductible expenses as defined in Article 39-4 of this Code.

APPENDIX A-1 - Results and other characteristic information of the Company over the last five years

	31/12/2011	31/12/2012	31/12/2013	31/12/2014	31/12/2015
Year-end capital
Company capital	368 327	1 178 075	1 421 402	1 522 567	1 561 772
Number of ordinary shares	10 422 034	31 923 663	56 856 070	60 902 695	62 470 881
Number of shares with priority dividends
Maximum number of shares to create:
- by converting bonds
- by subscription rights
Operations and results
Sales revenue (excluding taxes)	12 563 352,68	12 215 849,94	25 572 693,59	37 885 365,00	53 801 577,00
Earnings before taxes, profit-sharing, allocations for amortization, depreciation, and provisions	9 880 503,78	31 247 764,76	17 313 415,21	34 398 184,00	62 621 523,00
Tax on profits	- 1 596 300,00	1 560 405,86	- 475 173,37	489 662,00	3 265 280,00
Profit-sharing with employees		505 200,68	404 841,70	490 347,75	499 354,00
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	9 289 508,06	26 780 498,94	8 762 570,34	23 021 307,00	60 721 469,00
Distributed earnings
Earnings per share
Earnings after taxes, profit-sharing, before [sic] allocations for amortization, depreciation, and provisions	1,10	0,91	0,31	0,56	1,00
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	0,89	0,84	0,15	0,38	0,97
Dividends paid
Personnel
Average number of employees	122	206	308	463	634
Amount of payroll	9 028 294	15 424 017	24 564 582	31 136 230	41 737 408
Amount paid out in company benefits (Soc. Sec. Works)	3 758 808	7 332 201	11 857 594	18 864 707	46 928 119

APPENDIX A-2 - Table of results for the Group

Summary of key consolidated data:
Revenue and net income (loss), group share of the Company
over the course of the past five fiscal years

	2011	2012	2013	2014	2015
Revenue	€143.6M	€271.9M	€444M	€745.1M	€1,193.4M
Net income (loss), group share	€6.1M	€1M	€1.1M	€34.4M	€54.3M

APPENDIX B - Table of authorizations granted to the board of directors with respect to capital increases

Authorizations granted by the Combined General Meeting (CGM) on June 18, 2014
Resolution	Purpose of the delegation	Expiry date	Use by the Board of Directors in 2015
CGM of 06.18.2014 (Ninth resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders' preferential subscription right to the benefit of a determined category of persons who meet certain criteria.
		18 months as from the CGM - Delegation that expired on June 23, 2015. A new delegation for the same purpose was granted.	The Board of Directors did not use this authorization during the past fiscal year.
CGM of 06.18.2014 (Tenth resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to share capital while preserving shareholders' preferential subscription rights.
		08.18.2016 (26 months as from the CGM)	The Board of Directors did not use this authorization during the past fiscal year.
CGM of 06.18.2014 (Eleventh resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders’ preferential subscription right and carrying out a public offering.
		26 months as from the CGM - Delegation that expired on June 23, 2015. A new delegation for the same purpose was granted.	The Board of Directors did not use this authorization during the past fiscal year.
CGM of 06.18.2014 (Twelfth resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the share capital by way of issuing of ordinary shares or any securities giving access to the share capital with removal of the shareholders’ preferential subscription right in the context of an offering made to the benefit of qualified investors or to a restricted group of investors mentioned at the II of Article L. 411-2 of the French Monetary and Financial Code.
		08.18.2016 (26 months as from the CGM)	The Board of Directors did not use this authorization during the past fiscal year.
CGM of 06.18.2014 (Thirteenth resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the number of securities to be issued as a result of a share capital increase with or without preferential subscription right completed by virtue of the above-referenced delegations.
		08.18.2016 (26 months as from the CGM)	The Board of Directors did not use this authorization during the past fiscal year.
CGM of 06.18.2014 (Fifteenth resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other funds, not to exceed the maximum nominal amount of €400,000.
		26 months as from the CGM - Delegation that expired on June 23, 2015. A new delegation for the same purpose was granted.	The Board of Directors did not use this authorization during the past fiscal year.
CGM of 06.18.2014 (Sixteenth resolution)	Authorization to be granted to the Board of Directors to grant options to subscribe to new Company shares (OSAs) or options to purchase Company shares (OAAs).	08.18.2017 (38 months as from the CGM)
The Board of Directors used this authorization during its meetings held on January 29, 2015, February 17, 2015, March 19, 2015, April 30, 2015, July 30, 2015, October 29, 2015, and December 17, 2015 (see Special Report of the Board of Directors)

CGM of 06.18.2014 (Seventeenth resolution)	Authorization to be granted to the Board of Directors to grant free shares, whether existing or to be issued.	38 months as from the CGM - Authorization that expired on October 23, 2015. A new authorization for the same purpose was granted.	The Board of Directors did not use this authorization during the past fiscal year.
CGM of 06.18.2014 (Eighteenth resolution)	Delegation of authority to be granted to the Board of Directors in order to issue and to allocate non-employee warrants (BSAs) in favor of a range of persons meeting predetermined criteria.	18 months as from the CGM - Delegation that expired on June 23, 2015. A new delegation for the same purpose was granted.	The Board of Directors used this authorization during its meeting on March 19, 2015 (see Additional Report of the Board of Directors and Auditors)

Authorizations granted by the CGM of June 23, 2015
CGM on 06.23.2015 (ninth resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, while removing shareholders’ preferential subscription right, for the benefit of a category of persons who meet specific predetermined criteria, within the limits of a nominal overall amount of €384,877.495.
		12.23.2016 (18 months as from the CGM)	The Board of Directors did not use this authorization during the past fiscal year.
CGM on 06.23.2015 (tenth resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the share capital via an issuance of ordinary shares or of any securities giving access to the share capital with removal of the shareholders’ preferential subscription right and carrying out a public offering.
		08.23.2017 (26 months as from the CGM)	The Board of Directors did not use this authorization during the past fiscal year.
CGM on 06.23.2015 (eleventh resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the number of securities to be issued as a result of a share capital increase with or without preferential subscription right completed by virtue of the above-referenced delegations.
		08.23.2017 (26 months as from the CGM)	The Board of Directors did not use this authorization during the past fiscal year.
CGM on 06.23.2015 (thirteenth resolution)
Delegation of authority to be granted to the Board of Directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other funds, within the limit of a nominal amount of €1,539,509.975.
		08.23.2017 (26 months as from the CGM)	The Board of Directors did not use this authorization during the past fiscal year.
CGM on 06.23.2015 (fifteenth resolution)	Delegation of authority to be granted to the Board of Directors in order to issue and to allocate non-employee warrants (BSAs) in favor of a range of persons meeting predetermined criteria.	12.23.2016 (18 months as from the CGM)	The Board of Directors used this authorization during its meeting on October 29, 2015 (see Additional Report of the Board of Directors and Auditors)

Authorizations granted by the CGM of October 23, 2015
CGM on 10.23.2015 (first resolution)	Authorization to be granted to the Board of Directors to grant free shares (RSUs) to employees of the Company and its subsidiaries.	12.23.2018 (38 months as from the CGM)	The Board of Directors used this authorization during its meetings held on October 29, 2015 and December 17, 2015 (see Special Report of the Board of Directors)
CGM on 10.23.2015 (second resolution)	Authorization to be granted to the Board of Directors to grant performance-based RSUs to executives and certain employees of the Company and its subsidiaries.	12.23.2018 (38 months as from the CGM)	The Board of Directors used this authorization during its meeting held on October 29, 2015 (see Special Report of the Board of Directors)

* *

03 Draft resolutions of the Combined Shareholders’ Meeting.

Resolutions within the Authority of the Ordinary Shareholder’s Meeting
First resolution
Renewal of Mr. Jean-Baptiste Rudelle’s office as director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. Jean-Baptiste Rudelle expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. Jean-Baptiste Rudelle as Director for a three-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2018.

Second resolution
Renewal of Mr. James Warner’s office as director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. James Warner expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. James Warner as Director for a three-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2018.

Third resolution
Ratification of the provisional appointment of Ms. Sharon Fox Spielman as director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the Board of Directors at its meeting of February 25, 2016, appointed as director, as of March 9, 2016, Ms. Sharon Fox Spielman to replace Ms. Marie Ekeland, who had resigned from the Board of Directors, for the remainder of Ms. Marie Ekeland’s term of office, until the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2015, ratifies, in accordance with Article L. 225-24 of the French Commercial Code, the nomination of Ms. Sharon Fox Spielman as director.

Fourth resolution
Renewal of Ms. Sharon Fox Spielman’s office as director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Ms. Sharon Fox Spielman expires at the end of this Shareholders’ Meeting, renews the term of office of Ms. Sharon Fox Spielman as Director for a three-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2018.

Fifth resolution
Appointment of Mr. Eric Eichmann as director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
nominates Mr. Eric Eichmann as Director, in addition to the current members, for a three-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2018.
Mr. Eric Eichmann has already indicated that he accepts the directorship which has just been conferred and that he does not have a mandate in any another company that would prohibit him from accepting such duties.

Sixth resolution
Renewal of Mr. Dominique Vidal’s office as director subject to approval of Resolution 37
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
subject to the approval of Resolution 37 relating to the reduction of the duration of the directors’ term of office, renews the term of office of Mr. Dominique Vidal as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2017.

Seventh resolution
Determination of the amount of the directors’ attendance fees
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to set at €2,250,000 the directors’ attendance fees amount for the fiscal year 2016 and the coming fiscal years until a new decision is taken by the Ordinary Shareholders’ Meeting.

Eighth resolution
Non-binding advisory vote to approve the compensation for the named executive officers of the Company
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, after having reviewed the Board of Directors’ report,
approves, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.

Ninth resolution
Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every year
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, after having reviewed the Board of Directors’ report,
decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every year.

Tenth resolution
Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every two years
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, after having reviewed the Board of Directors’ report,
decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every two years.

Eleventh resolution
Non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every three years
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, after having reviewed the Board of Directors’ report,
decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every three years.

Twelfth resolution
Approval of the statutory financial statements for the fiscal year ended December 31, 2015
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Management Report on the Company’s activities and accounts for the year ended December 31, 2015 and the report of the Statutory Auditors, approves the statutory financial statements of the Company for the fiscal year ended December 31, 2015, which show earnings amounting to €60,721,469, as well as the transactions reflected therein and summarized in these reports.
notes that the aforementioned statutory financial statements show neither excess amortizations and other non-deductible amortizations, nor excessive expenses as referred to in Article 39-4 of the French General Tax Code.

Thirteenth resolution
Approval of the consolidated financial statements for the fiscal year ended December 31, 2015
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Management Report for the year ended December 31, 2015 and the consolidated financial statements for that year, as well as the report of the Statutory Auditors thereon, approves the consolidated financial statements of the Company for the fiscal year ended December 31, 2015, as presented, as well as the transactions reflected therein and summarized in these reports.

Fourteenth resolution
Discharge of the members of the board of directors and the statutory auditors for the performance of their duties during the fiscal year ended December 31, 2015
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, discharges the members of the Board of Directors and the Statutory Auditors for the performance of their duties during the fiscal year ended December 31, 2015.

Fifteenth resolution
Allocation of earnings for the fiscal year ended December 31, 2015
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the reports of the Board of Directors:

•	acknowledges that the earnings for the fiscal year ended December 31, 2015 amount to €60,721,469;

•	decides to allocate the total earnings as follows:

•	to the legal reserve in the amount of €3,920.20; and

•	to retained earnings in the amount of €60,717,548.80.
It is noted that no dividends have been distributed for the last three fiscal years.

Sixteenth resolution
Approval of the agreement relating to the provision of premises and means entered into with The Galion Project (agreement referred to in Article L.225-38 of the French Commercial Code)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Article L.225-38 of the French Commercial Code,
approves the agreement relating to the provision of premises and means concluded on November 10, 2015 between the Company and The Galion Project, a non-profit French organization whose purpose is to promote entrepreneurship by start-ups operating in the digital economy. In compensation for the provision of part of the premises with an area of 13.66 m2 and certain administrative and maintenance services, the Company receives an annual fee of 6,317.75 euros (HT). The conclusion of this agreement was approved by the Board of Directors on March 19, 2015 (interested director: Jean-Baptiste Rudelle).

Seventeenth resolution
Ratification of the partnership entered into with The Galion Project (agreement referred to in Article L.225-38 of the French Commercial Code)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Article L.225-38 of the French Commercial Code,
ratifies, in accordance with Article L. 225-42 of the French Commercial Code, the partnership entered into with The Project Galion around a publicized event that took place on May 5, 2015 under which the Company paid during fiscal year 2015, the sum of 10,000 euros (interested director: Jean-Baptiste Rudelle).

Eighteenth resolution
Ratification of the partnership entered into with France Digitale (agreement referred to in Article L.225-38 of the French Commercial Code)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Article L.225-38 of the French Commercial Code,
ratifies, in accordance with Article L. 225-42 of the French Commercial Code, the partnership entered into with France Digitale around a publicized event that took place on September 15, 2015 under which the Company paid during fiscal year 2015, the sum of 10,000 euros (interested director: Marie Ekeland).

Nineteenth resolution
Delegation of authority to be granted to the Board of Directors to proceed with the buyback of Company shares in accordance with Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, the report of the independent expert designated in accordance with Articles R. 225-160-1 et seq of the French Commercial Code and the Statutory Auditors' special report, in accordance with Article L. 225-209-2 of the French Commercial Code, authorizes the Board of Directors to purchase shares of the Company under the conditions set forth in Article L. 225-209-2 of the French Commercial Code, decides that the purchase of these shares may be effected on one or more occasions, but this authorization shall however not be used by the Board of Directors during a public tender offer by a third-party, decides that the authorization may be used and the shares so purchased may be allocated, within two (2) years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution transaction, acknowledges that the maximum number of shares that may be purchased pursuant to this resolution for the purposes stated in this resolution shall at no time exceed 5% of the total number of shares of the Company outstanding, decides that all or part of the purchased shares, subject to the adoption of the twenty-sixth resolution below, can be cancelled under the terms and conditions set forth in the 28th resolution below,

acknowledges that any shares not used for the above mentioned purposes within the relevant time period will be automatically cancelled, decides to set the maximum purchase price per share (excluding fees and commissions) at €59, in accordance with the report by the independent expert pursuant to Article L.225-209 of the French Commercial Code, with an overall cap of €184,289,099; subject to adjustments as necessary to reflect any relevant capital transactions (e.g. incorporation of reserves, allocation of bonus shares, stock splits or reverse stock splits) that might occur during the term of this authorization, decides that the purchase price per share under this authorization shall be set by the Board of Directors and shall be at least equal to the then euro equivalent of the average weighted price on the Nasdaq Global Market of the American Depository Shares representing ordinary shares of the Company over the last five trading days preceding the date when the relevant purchase is completed, grants full powers to the Board of Directors, with the option to sub-delegate powers to the Chief Executive Officer or, with the agreement of the latter, to one or more Deputy Chief Executive Officers, to implement this authorization, place stock market orders, enter into all types of agreements as permitted by law, carry out any formalities, procedures and filings with the French Autorité des Marchés Financiers and other competent bodies, and, in general, do whatever is necessary.
This authorization is granted for a period of twelve (12) months as of the date of this Shareholders’ Meeting, and supersedes the authorization for the same purpose granted pursuant to the eighth resolution of the Shareholders’ Meeting of June 23, 2015, provided that, if during the effective time of this authorization, the Company's shares are admitted to trading on a regulated market or a multilateral trading facility within the meaning of the French Commercial Code, such authorization would automatically lapse.

Twentieth resolution
Approval of the 2016 Stock Option Plan adopted by the Board of Directors
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report
approves the 2016 Stock Option Plan adopted by the Board of Directors during its meeting of April 7, 2016.

Twenty-first resolution
Approval of the modification to the fungible share ratio in the 2015 Time-Based Free Share/RSU Plan as amended by the Company’s Board of Directors
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
approves the modification to the fungible share ratio provided for in the 2015 Time-Based Free Share/Restricted Stock Unit Plan as amended by the Board of Directors during its meeting of April 7, 2016.

Twenty-second resolution
Approval of the modification to the fungible share ratio in the 2015 Performance-Based Free Share/RSU Plan as amended by the Company’s Board of Directors
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
approves the modification to the fungible share ratio provided for in the 2015 Performance-Based Free Share/Restricted Stock Unit Plan as amended by the Board of Directors during its meeting of April 7, 2016.

Resolutions within the Authority of the Extraordinary Shareholder’s Meeting
Twenty-third resolution
Authorization to be given to the Board of Directors to grant OSA (options to subscribe ordinary shares or OAA (options to purchase ordinary shares) of the Company
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders‘ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, subject to the approval of the 2016 Stock Option Plan adopted by the Board of Directors during its meeting of April 7, 2016 under the terms of the 20th resolution above, authorizes the Board of Directors, pursuant to Articles L.225-177 to L.225-185 of the French Commercial Code, to grant, during periods authorized by the law, in one or several times, in favor of the members of the salaried personnel and/or corporate officers (or some of them) of the Company and companies and economic interest groups related to the Company under the conditions referred to in Article L.225-180-I of the French Commercial Code, options giving the right to subscribe or to purchase ordinary shares of the Company, it being specified that:

•	the number of options granted pursuant to this authorization shall not give rights to purchase or subscribe for more than 4,600,000 shares, with a par value of 0.025 euros per share,

•	this number shall be deducted from the overall limit set forth in the 27th resolution below, and

•	the total number of shares to be issued on exercise of issued but unexercised OSAs may never exceed one third of the share capital,

decides that this authorization is granted for a period of thirty-eight (38) months from this day and supersedes any prior authorization established to grant options giving right to the subscription or to the purchase of ordinary shares of the Company, decides this authorization includes, in favor of the beneficiaries of OSAs, express waiver by shareholders of their preferential subscription right with respect to shares that may be issued as OSAs are exercised, and shall be implemented in accordance with the terms and conditions provided by applicable laws and regulations in force on the day the OSAs or OAAs are allocated, as the case may be, decides that the purchase or subscription price per share shall be fixed by the Board of Directors on the day the option is granted, by reference to the closing sale price of an American Depositary Share representing an ordinary share of the Company on the Nasdaq Global Market on the day preceding the date of the Board of Directors’ decision to grant the options. However, the purchase or subscription price per share shall not, in any case, be less than ninety-five percent (95%) of the average of the closing sale price of an American Depositary Share on the Nasdaq Global Market during the 25 of trading preceding the day of the Board of Directors’ decision to grant options;
it being specified that, when an option allows its beneficiary to purchase shares which have been previously purchased by the Company, its exercise price, without prejudice of the provisions above and in accordance with legal provisions in force, may not, in addition, be less than 80% of the average price paid by the Company for all the shares previously purchased by the Company;
decides the subscription or purchase price for the shares to which the options give right cannot be modified during the term of the options, provided that, if the Company were to carry one of the transactions referred to in Article L.225-181 of the French Commercial Code, it shall take the necessary steps to protect interests of options beneficiaries under the conditions provided in Article L.228-99 of the French Commercial Code, decides that, in the event the adjustment referred to in Article L.228-99 3° of the French Commercial Code is necessary, the adjustment would be realized by applying the method provided in Article R.228-91 of the French Commercial Code, it being specified that the value of the preferential subscription right as the value of the share before detachment of subscription rights would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share retained for the last transaction with respect to the share capital of the Company (capital increase, securities contributions, sale of shares, etc.) during the six (6) months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors (which parameters will be validated by the Statutory Auditor of the Company), decides that in the event of the issue of new shares or new securities giving access to capital in connection with a merger or demerger of the Company, the Board of Directors may suspend, if necessary, the exercise of options, sets the term of the options at ten (10) years from their allocation, provided that this term may be shortened by the Board of Directors for beneficiaries residing in a specific country insofar as necessary to comply with the laws of such country, grants all powers to the Board of Directors within the limits set out above to:

•	determine the identity of beneficiaries of OSAs or OAAs, as well as the number of options to grant to each;

•
set the purchase and/or subscription price of the shares underlying the options, within the limits set forth above, it being specified that the subscription price per share shall be at least equal to the par value of the share;

•
ensure that number of OSAs granted by the Board of Directors is set such that the total number of OSAs granted but not exercised does not give rights to subscribe to a number of shares exceeding a third of the share capital;

•
determine the modalities of a OSA or OAA plan and set the conditions in which the options will be granted, including, especially, the schedule of exercise of options granted, which may vary according to the holders; it being specified that these conditions may include clauses prohibiting immediate resale of all or part of shares issued upon exercise of the options, within the limits set by the law;

•	acquire shares of the Company, if any, as necessary for the allocation of any shares to which OAAs give right;

•	complete, either itself or through a representative, all acts and formalities in order to finalize the capital increases that may be effected pursuant to the authorization subject to this resolution;

•
charge, if it deems necessary, fees of capital increases from the amount of premiums related to these increases and deduct from this amount the necessary sums to bring the legal reserve to a tenth of the new share capital following any increase;

•	modify the Company’s by-laws in connection herewith and, in general, do everything that is required.

decides that the Board of Directors shall inform the ordinary shareholders’ meeting every year of transactions completed pursuant to this resolution.

Twenty-fourth resolution
Authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors' report and the Statutory Auditors' special report, authorizes, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, the Board of Directors to make, on one or more occasions, at the times and on the terms it shall determine, an allocation of free shares/restricted stock units (“RSUs”) either existing or to be issued by the Company, in favor of all, or certain of, the employees of the Company, or companies or economic interest groups in which the Company holds, directly or indirectly, at least 10% of the share capital or the voting rights at the date of allocation of the relevant shares, in France or abroad (taken together, the “Criteo Group”), decides that the total amount of shares, with a par value €0.025 per share, which may be allocated free of charge by the Board of Directors pursuant to this authorization shall be deducted from the overall limit set forth in the 27th resolution below, and shall, in any case, not exceed the applicable legal limits, decides that the vesting period (the “Vesting Period”) for any allocation of shares pursuant to this authorization will be at least one year and that a minimum holding period of the shares of one year from the date of their final allocation shall apply to the beneficiaries (the “Holding Period”), it being specified that the Board of Directors may reduce or remove the duration of the Holding Period as long as it sets a total duration at of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together, decides, notwithstanding the above, that the shares will be definitively allocated before the term of the Vesting Period in the event of the disability of the beneficiary corresponding to the ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code,
decides that allocated shares will be freely transferable in the event of a request from the heirs of a deceased beneficiary or in the event of the disability of a beneficiary corresponding to their ranking in the categories mentioned above of the French Social Security Code, decides that durations of the Vesting Period and the Holding Period will be set by the Board of Directors within the above mentioned limits, notes that, pursuant to the provisions of Article L.225-197-1 of the French Commercial Code, when the allocation involves shares to be issued, the shareholders’ preferential subscription rights to the newly issued shares will be automatically waived pursuant to this authorization; the corresponding share capital increase shall be definitively realized solely as a result of the final allocation of the shares to the beneficiaries, notes that this decision entails, as necessary, waiver by the shareholders, in favor of the beneficiaries, with respect to reserves, profits or premiums which, if applicable, will be used in the event of an issuance of new shares at the end of the Vesting Period, and notes that all powers in connection with the foregoing are delegated to the Board of Directors, grants to the Board of Directors all powers to:

•	acknowledge the existence of sufficient reserves and, at each allocation, to wire to a restricted reserve account the funds necessary for the issuance of new shares to be allocated,

•	determine the identity of the beneficiaries of the allocations, as well as the number of free shares/RSUs likely to be allocated to each of them,

•	set the conditions and, if applicable, the criteria of allocation of these shares,

•	decide, from time to time, the share capital increases to be acknowledged as a result of the issuance of free shares/RSUs,

•	complete any share acquisitions that may be necessary for the delivery of existing free shares/RSUs,

•	take any action necessary to ensure that beneficiaries comply with the Holding Period, if any,

•	and, generally, in accordance with applicable law, take any action that is necessary for the implementation of this authorization, sets at 38 months from this day the duration of validity of this authorization, specifies, as appropriate, that this delegation, supersedes the authorization having the same purpose granted pursuant to the first resolution of the Shareholders’ Meeting dated October 23, 2015.

Twenty-fifth resolution
Authorization to be given to the Board of Directors to grant performance-based free shares/restricted stock units to executives and, from time to time, certain named executive officers, members of executive management or employees pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors' report and the Statutory Auditors' special report, authorizes, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, the Board of Directors to make, on one or more occasions, at the times and on the terms it shall determine, an allocation of free shares (“RSUs”) either existing or to be issued by the Company, in favor of the chief executive officer and, from time to time, certain named executive officers, members of executive management or employees, of the Criteo Group, as determined by the Board of Directors, decides that the total amount of shares, with a par value €0.025 per share, which may be allocated free of charge by the Board of Directors pursuant to this authorization shall be deducted from the overall limit set forth in the 27th resolution below, and shall, in any case, not exceed the applicable legal limits, decides that the acquisition of shares to their beneficiaries shall be expressly conditioned on the achievement of individual or company performance goals that will be set by the Board of Directors, decides that the vesting period (the “Vesting Period”) for any allocation of shares pursuant to this authorization will be at least one year and that a minimum holding period of the shares of one year from the date of their final allocation shall apply to the beneficiaries (the “Holding Period”), it being specified that the Board of Directors may reduce or remove the duration of the Holding Period as long as it sets a total duration at of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together, decides, notwithstanding the above, that the shares will be definitively allocated before the term of the Vesting Period in the event of the disability of the beneficiary corresponding to the ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code,
decides that allocated shares will be freely transferable in the event of a request from the heirs of a deceased beneficiary or in the event of the disability of a beneficiary corresponding to their ranking in the categories mentioned above of the French Social Security Code, decides that durations of the Vesting Period and the Holding Period will be set by the Board of Directors within the above mentioned limits, notes that, pursuant to the provisions of Article L.225-197-1 of the French Commercial Code, when the allocation involves shares to be issued, the shareholders’ preferential subscription rights to the newly issued shares will be automatically waived pursuant to this authorization; the corresponding share capital increase shall be definitively realized solely as a result of the final allocation of the shares to the beneficiaries, notes that this decision entails, as necessary, waiver by the shareholders, in favor of the beneficiaries, with respect to reserves, profits or premiums which, if applicable, will be used in the event of an issuance of new shares at the end of the Vesting Period, and notes that all powers in connection with the foregoing are delegated to the Board of Directors, grants to the Board of Directors all powers to:

•	acknowledge the existence of sufficient reserves and, at each allocation, to wire to a restricted reserve account the funds necessary for the issuance of new shares to be allocated,

•	determine the identity of the beneficiaries of the allocations, as well as the number of free shares/RSUs likely to be allocated to each of them,

•	set the performance goals and, if applicable, the measures for the allocation of these shares/RSUs,

•
evaluate the achievement of the performance goals on which the final allocation of the shares/RSUs shall depend for some or all of the beneficiaries, and add any conditions and criteria that it deems appropriate,

•	decide, from time to time, the share capital increases to be acknowledged as a result of the issuance of free shares/RSUs,

•	complete any share acquisitions that may be necessary for the delivery of free shares/RSUs,

•	take any action necessary to ensure that beneficiaries comply with the Holding Period, if any,

•	and, generally, in accordance with applicable law, take any action that is necessary for the implementation of this authorization, sets at 38 months from this day the duration of validity of this delegation, specifies, as appropriate, that this delegation, supersedes the authorization having the same purpose granted pursuant to the second resolution of the Shareholders’ Meeting dated October 23, 2015.

Twenty-sixth resolution
Delegation of authority to the Board of Directors to issue and grant warrants (“BSAs” or “bons de souscription d’actions”) to certain eligible beneficiaries.
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, delegates to the Board of Directors the authority to issue a maximum number of 100,000 BSAs, each giving the right to subscribe for one ordinary share of the Company, par value of 0.025 euros per share, decides to remove, with respect to the BSAs, shareholders’ preferential subscription rights, and to restrict the grant of BSAs to the following categories of beneficiaries: non-employee members or advisors of Board of Directors of the Company or one of its subsidiaries on the date of grant, independent members of any committee of the Company’s Board of Directors that currently exists or is formed in the future, and non-employee service providers of the Company or its subsidiaries retained or engaged through a service or consulting agreement (the “Beneficiaries”), specifies in accordance with the provisions of Articles L.228-91 and L.225-132 of the French Commercial Code, that this decision entails, in favor of the holders of the BSAs, waiver of the shareholders’ preferential subscription rights to ordinary shares for which the BSAs are exercisable, decides that the subscription price of a BSA will be set by the Board of Directors on the day of the issuance of such BSA based on its terms and shall in any event be at least equal to the fair market value of a BSA as determined by the Board with the assistance, as the case may be, of one or several experts of its choice, decides that the exercise price of the BSA will be set by the Board of Directors on the day of the issuance of such BSA and shall be at least equal to the weighted average market price American Depository Shares representing the Company’s ordinary shares for the twenty (20) trading days preceding the grant date of such BSAs (the "Exercise Price"), decides that the subscription price of the BSA must be fully paid upon subscription, either in cash or by way of set-off against claims that have become due and payable, as the case may be, decides, pursuant to the provisions of Article L.225-138-I of the French Commercial Code, to authorize the Board of Directors to set the list of Beneficiaries and the portion of BSAs to be allocated to each designated Beneficiary, authorizes the Board of Directors, within the limit set forth above, to issue and allocate the BSAs to each Beneficiary, on one or more occasions, decides to delegate to the Board of Directors the authority to determine the terms and conditions of exercise of the BSAs and, in particular, the subscription price, the Exercise Price and the vesting schedule of the BSAs; provided, BSAs shall be exercised no later than ten (10) years following the date of grant and that BSAs not exercised within ten (10) years of the date of grant shall automatically lapse, decides that, when applicable, for the annual grants made to members of the Board of Directors (other than their initial grants), the grant of BSAs shall be conditional upon the attendance by such director at at least 80% of the annual regular Board of Directors meetings, otherwise the number granted to them will be reduced accordingly, decides that this delegation is granted for a period of eighteen (18) months from this day and supersedes all previous delegation established for the same purpose, decides that the underlying ordinary shares must be fully paid up at the time of subscription by payment in cash or by offsetting due, liquid and payable debts, decides that new shares granted to the Beneficiary upon exercise of BSAs shall be subject to all statutory provisions and shall be entitled to dividends from the first day of the fiscal year during which the shares are issued, decides that BSAs will be transferrable, shall be issued in registered form and shall be subject to book entry, decides to authorize the issuance of a maximum of 100,000 ordinary shares upon exercise of the BSAs, provided that this number of ordinary shares shall not exceed the overall limit set forth in the 27th resolution below, reminds that in accordance with Article L.228-98 of the French Commercial Code:

•
in the event of a reduction in share capital due to losses resulting from a decrease in the number of shares outstanding, the rights of holders of BSAs regarding the number of shares they are entitled to receive upon exercise of BSAs will be reduced accordingly as if the said holders had been shareholders from the issuance date of the BSAs;

•
in the event of a reduction in share capital due to losses resulting from a decrease in the par value of the shares, the subscription price for the underlying shares will not change and the premium shall be increased by the amount of the decrease of the par value;

decides furthermore that,

•
in the event of a reduction in share capital not arising from losses resulting from a decrease in the par value of the shares, the subscription price of the underlying shares will be reduced proportionally;

•
in the event of a reduction in share capital not arising from losses resulting from a decrease in the number of shares outstanding, the holders of BSAs, if they exercise their BSAs, will be able to request repurchase of their shares on the same terms as if they had been shareholders at the time when the Company repurchased its shares, decides, in accordance with the provisions of Article L.228-98 of the French Commercial Code, that the Company is authorized, without the need to obtain an authorization from the holders of BSAs to modify its legal form and its purpose, reminds that pursuant to provisions of Articles L.228-98 of the French Commercial Code, the Company can neither amend rules of distribution of its profits, nor amortize its capital, nor create preferred shares involving such amendment or such amortization except as permitted by the grant agreement or pursuant to Article L.228-103 of the French Commercial Code and subject to ensuring that rights of holders of securities giving access to share capital are maintained pursuant to the provisions referred to in Article L.228-99 of the French Commercial Code,
authorizes the Company to enforce against holders of BSAs the redemption or the repayment of their rights in accordance with the provisions of Article L.208-102 of the French Commercial Code,
decides that, in the event it is necessary to make the adjustment referred to in Article L.228-99 3° of the French Commercial Code, the adjustment would be realized by applying the method provided in Article R.228-91 of the French Commercial Code, it being specified that the value of the preferential subscription right as the value of the share before detachment of subscription rights would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share retained for the last transaction realized on the share capital of the Company (capital increase, securities contributions, sale of shares, etc.) during the six (6) months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors (which parameters will be validated by the Statutory Auditor of the Company), decides to grant all powers to the Board of Directors to enforce this resolution, and especially in order to:

•
issue and allocate BSAs and set the conditions of exercise and the final terms of BSAs, including the vesting schedule, pursuant to the provisions of this resolution and within the limits set forth in this resolution;

•	determine the identity of the Beneficiaries of BSAs as well as the number of BSAs to allocate to each;

•	set the price of the shares which may be subscribed for upon exercise of BSAs, pursuant to the conditions mentioned above;

•	record the number of ordinary shares issued following the exercise of the BSAs, carry out the formalities subsequent to corresponding capital increases and amend the Company’s by-laws accordingly;

•	take any action to ensure the protection of holders of BSAs in the event of a financial transaction relating to the Company, in accordance with applicable law and regulations;

•	generally, take any action and carry out any formality necessary with respect to the issuance of the BSAs or the underlying shares.

Twenty-seventh resolution
Determination of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 23 to 26 above
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ reports, decides that the sum of (i) the shares which may be issued or acquired upon the exercise of options pursuant to the 23rd resolution above, (ii) the free shares/RSUs which may be issued pursuant to the 24th and 25th resolutions above and, (iii) the shares which may be issued upon exercise of the warrants (or BSA for bons de souscription d’actions) pursuant to the 26th resolution above shall not exceed 4,600,000 ordinary shares, par value 0.025 euro per share, it being specified that this limit does not include any additional shares issued to preserve, in accordance with applicable contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company.

Twenty-eighth resolution
Authorization granted to the Board of Directors for the purpose of reducing the share capital by cancelling shares as part of the authorization to buy back its own shares.
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors' report and the Statutory Auditors' special report, subject to adoption of the 19th th resolution herein,
authorizes the Board of Directors, in accordance with Article L. 225-209-2 of the French Commercial Code, to cancel, on one or more occasions, all or part of the shares acquired by the Company pursuant to the share buybacks authorized by the seventeenth resolution and to reduce the share capital accordingly, such cancellations not to exceed 10% of the share capital of the Company in the aggregate per twenty-four month period, decides that any potential excess of the purchase price of the shares over their par value will be charged on any available reserve account, including the legal reserves, provided that such legal reserve is not less than 10% of the share capital of Company after the completion of the capital reduction, grants full powers to the Board, with the option to sub-delegate as provided by law, to carry out all acts, formalities or declarations necessary to finalize the capital reductions that could be achieved pursuant to this authorization and for the purposes of amending the Company's by-laws as a result.
This authorization is granted for a period of twelve (12) months from the date of this Shareholders’ Meeting and supersedes the authorization established for the same purpose pursuant to the fourteenth resolution of the Annual Shareholders’ Meeting of June 23, 2015.

Twenty-ninth resolution
Delegation of authority to be granted to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any security instrument relating thereto, for purchase by certain categories of market participants (as set forth below), without shareholders’ preferential subscription rights.
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, in accordance with Articles L. 225-129, L. 225-129-2, L. 225-138 and L. 228-91 et seq. of the French Commercial Code,
decides to authorize the Board of Directors to decide, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, to increase the number of authorized ordinary shares of the Company or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s share capital (including without limitation, any bonds redeemable or convertible for ordinary shares and any warrants attached or not to ordinary shares or other types of securities), which securities may be issued in euros, a foreign currency or in any monetary units established by reference to several currencies at the option of the Board of Directors, to be paid in cash, including through debt, to enable the Board to Directors to fund acquisitions by raising funds through the sale or issuance of ordinary shares or securities granting access to capital or debt securities giving access to ordinary shares, decides that this authorization shall not be used during a public tender offer by a third party, decides that the maximum nominal amount of the share capital increase, immediately or in the future, by virtue of the powers granted by the Shareholders’ Meeting to the Board of Directors pursuant to this resolution, may not exceed the global amount of €390,443. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any such share capital increase shall be deducted from the global limit applicable to the capital increases authorized by the shareholders pursuant to the 34th resolution below (the “Global Limit”), decides that the nominal amount of all debt securities giving access to the share capital to be issued pursuant to this authorization will not exceed €500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency),

•	this amount will be increased, if applicable, for any redemption premium above the nominal value,]

•	this amount will be deducted from the Global Limit,

•	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides to waive the shareholders’ preferential subscription rights attached to the shares and securities which will be issued and to restrict the persons eligible to subscribe for those shares and securities to which this resolution pertains to the following category of persons:

•
any bank, investment services provider or member of a banking syndicate (underwriting) undertaking to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with the present delegation of authority;

takes note, as necessary, that the present delegation of authority automatically includes, for the benefit of the holders of the securities giving access to capital to be issued pursuant to this delegation, as applicable, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the issue price of the ordinary shares to be issued by virtue of the present delegation will be at least equal to the weighted average price of the Company’s shares on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 5% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price shall be determined in accordance with the provisions of Article L. 225-136-1° of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares, provided that (i) in the case of an issuance of securities giving access to capital, the issue price of the ordinary shares to be issued upon the exercise, conversion or exchange of such securities, may, as applicable, be set, at the discretion of the Board of Directors, by reference to a formula set by it and subsequently applicable to the issuance of the securities (for example, upon exercise, conversion or exchange) in which case the aforementioned maximum discount may be evaluated, if the Board of Directors determines appropriate, on the date of the application of the formula (and not on the date of the setting of the issue price), and (ii) the issue price of the securities giving access to capital issued by virtue of the present resolution, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of the present Shareholders’ Meeting and supersedes all previous delegations established for the same purpose, decides that the Board of Directors is granted all powers to implement, in accordance with provisions set forth in the law and the by-laws of the Company, the present delegation in order to, notably:

•
determine the amount of the share capital increase, the issue price (it being specified that such price will be determined in accordance with the conditions set forth above), and the premium that may, if appropriate, be requested at the issuance;

•	set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued;

•	determine the dividend eligibility date, which may be retroactive, for shares or securities giving access to the Company’s share capital are to be issued and the way they are to be paid-up;

•	set the list of the beneficiaries within the above mentioned category of persons and the number of securities to be granted to each of them;

•
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees of the issuance to the amount of the premium and deduct from the premium the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase;

•	acknowledge that each share capital increase has been duly performed and make the corresponding amendments to the Company’s by-laws;

•
in general, enter into any agreement, particularly to ensure the successful completion of the proposed issuances of shares or securities, take all measures and accomplish all formalities required for the issuance, the listing of the securities issued by virtue of the present delegation and any financial services relating thereto, as well as to the exercise of the rights attached thereto;

•	make any decisions relating to the admission of the shares or securities issued for trading on the Nasdaq Global Market.

Thirtieth resolution
Delegation of authority to be granted to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any security instrument relating thereto, through a public offering, with removal of the shareholders’ preferential subscription right
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. of the French Commercial Code, and notably, Articles L.225-129 to L. 225-129-6, L. 225-135, L.225-135-1, L.225-136, L. 228-91 and L. 228-92,
grants to the Board of Directors the authority to decide to issue, by way of public offering, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, ordinary shares of the Company and/or any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that this authorization shall not be used by the Board of Directors during a public tender offer by a third-party,

decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides to waive the shareholders’ preferential subscription right attached to the ordinary shares or securities issued by virtue of the present delegation, decides to allow the Board of Directors to grant, at its own discretion, to shareholders a priority subscription right on all or some of the issuances pursuant to this authorization under the terms and conditions set forth pursuant to Article L. 225-135 of the French Commercial Code, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market (marché réglementé) within the meaning of the French Commercial Code. This priority subscription right will not give rise to the creation of negotiable rights, but may be exercised by irrevocable entitlement (à titre irréductible) or subject to pro rata reduction (à titre réductible), if the Board of Directors decides that it is appropriate, notes, as necessary, that the present delegation includes, in favor of the holders of the securities to be issued giving access to the Company's share capital, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the maximum nominal amount of the share capital increase that may be completed, immediately or in the future, by virtue of this resolution, may not exceed the global amount of €390,443. This limit is set without taking into account the par value of the additional shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase that may be completed by virtue of the powers granted to the Board of Directors pursuant to this resolution will be deducted from the Global Limit, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital that may be completed by virtue of this resolution will not exceed €500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

•	this amount will be increased, if applicable, for any redemption premium above nominal value,

•	this amount will be deducted from the Global Limit,

•	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides that if the issuance of shares or securities referred to above is not subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:

•	limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,

•	freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and

•	publicly trade all or part of the issued but not subscribed-for securities, in France or abroad,

decides that the issue price of the shares that may be issued by virtue of the present delegation will be determined by the Board of Directors and will be at least equal to the average of the weighted average price by volume of a share of the Company on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 5% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price will be determined in accordance with the provisions of Article L. 225-136-1 of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares and it being specified that the issue price of the securities giving access to capital to the Company’s share capital issued by virtue of the present delegation, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, decides that this delegation is granted to the Board of Directors for a twenty-six (26) month period as from the date of this Shareholders’ Meeting, and supersedes all previous delegation established for the same purpose, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with provisions set forth in the law and the Company’s by-laws, the present delegation in order to, notably:

•
set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and where appropriate, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions,

•	and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

•
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct from this amount the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,

•	make any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market in the United States of America,

•
and, more generally, enter into any agreement, particularly to ensure the successful completion of the proposed issuances of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to make the corresponding amendment to the Company’s by-laws.

Thirty-first resolution
Delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital by way of issuing of ordinary shares or of any security giving access to the share capital in the context of a private placement, without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, after having taken notice of the Board of Directors’ report and the Statutory Auditors’ report, pursuant to the provisions of Articles L. 225-129 and seq. of the French Commercial Code, notably, Articles L.225-129-2, L. 225-135, L.225-135-1, L.225-136, L. 228-91 and L. 228-92,
grants to the Board of Directors the authority to decide to issue, on one or more occasions, in the proportions and at the times it considers appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, ordinary shares of the Company and any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, pursuant to an offering made for the benefit of qualified investors or to a restricted circle of investors referred to in II.2 of Article L. 411-2 of the French Monetary and Financial Code, said shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the securities issued by pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides to remove the shareholders’ preferential subscription right attached to the ordinary shares or securities issued by virtue of the present delegation, takes note, as necessary, that the present delegation unconditionally and expressly waives, in favor of the holders of the securities to be issued giving access to the Company's share capital, express renunciation by the shareholders to their preferential subscription right to the shares to which those securities give right, decides that the maximum nominal amount of the share capital increases that may be completed, immediately or in the future, by virtue of this resolution, may not exceed €390,443, nor, in, any case, exceed the limits provided by applicable regulations as of the date of issue (for reference, on the day of this Shareholders’ Meeting, the issue of equity securities carried out by way of an offer as defined in Article L.411-2 II of the French Monetary and Financial Code is limited to 20% of the share capital of the Company per year, with such share capital being valued on the date of the decision of the Board of Directors to use this delegation). This limit is set without taking into account the par value of the additional shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase completed pursuant to this resolution will be deducted from the Global Limit,

decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital that may be completed pursuant to this resolution will not exceed €500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

•	this amount will be increased, if applicable, for any redemption premium above nominal value,

•	this amount will be deducted from the Global Limit,

•
this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code,decides that if the issuance of shares or securities referred to above is not subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:

•	limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,

•	freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and

•	publicly trade all or part of the issued but not subscribed-for securities, in France or abroad, decides that the issue price of the shares that may be issued by virtue of the present delegation will be determined by the Board of Directors and will at least be equal to the average of the weighted average price by trading volumes of a share of the Company on the Nasdaq Global Market over the five trading days preceding the determination of the issue price, subject to a maximum discount of 5% (it being specified, however, that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price will be determined in accordance with the provisions of Article L. 225-136-1 of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date, and it being specified that the issue price of the securities giving access to the share capital issued by virtue of the present delegation will be such that the amount immediately received by the Company and the amount likely to be received by it at the time of the exercise or of the conversion of said securities, shall, for each ordinary share issued as a consequence of the issue of said securities, be at least equal to the minimum amount above mentioned, decides that the delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, and supersedes all previous delegations established for the same purpose, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions established by applicable laws and regulations, to implement, in accordance with provisions set forth in the law and the by-laws, the present delegation in order to, notably:

•
set the dates, conditions and modalities of any issue, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as the case may be, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions,

•	and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months,

decides that the Board of Directors may:

•
at its sole initiative and whenever it deems it appropriate, charge the expenses, rights and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, from the total amount of the premium related to those transactions and withdraw, from the amount of such premium, the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,

•	take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and

•
more generally, enter into any agreement, notably to successfully complete the proposed issue of shares or securities, take all measures and carry out all formalities for the purpose finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws.

acknowledges that this delegation, which is not a general delegation of authority relating to share capital increases without preferential subscription rights, but rather a delegation of authority relating to a share capital increase by way of an issuance, without preferential subscription rights, pursuant an offering made in accordance with II of Article L. 411-2 of the French Monetary and Financial Code, does not have the same purpose as the 30th resolution above, takes note, consequently, that the present delegation does not negate the 30th resolution granted by the present Shareholders’ Meeting, which delegation’s validity and terms are not affected by the present delegation.

Thirty-second resolution
Delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital by way of issuing of ordinary shares or of any security giving access to the share capital while preserving the shareholders’ preferential subscription right
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, after having reviewed the Board of Directors’ report and the Statutory Auditors’ report, pursuant to the provisions of Articles L. 225-129 et seq. of the French Commercial Code, notably, Articles L.225-129 to L. 225-129-6, L. 225-132, L. 225-133, L. 225-134, L. 228-91 and L. 228-92,
grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it considers appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, to issue ordinary shares of the Company and any type of securities giving, by any means, immediately and/or in the future, access to the Company’s share capital, said shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides that the shareholders have, in proportion to the amount of their shares, a preferential right of subscription to the ordinary shares or securities to be issued, as the case may be, pursuant to this delegation, grants to the Board of Directors the power to grant to the shareholders the right to subscribe, subject to pro rata reduction (à titre réductible), to a greater number of shares than the number of shares to which they would be entitled to subscribe by irrevocable entitlement (à titre irréductible), proportional to the amount of shares they hold, and, in any event, within the limit of the number they request, decides that the maximum nominal amount of share capital increases to be completed, immediately or in the future, by virtue of the powers granted to the Board of Directors pursuant to this resolution, may not exceed the global amount of €780,886. This limit is set without taking into account the par value of the additional shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase likely to be performed will be deducted from the Global Limit, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital to be completed will not exceed €500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

•	this amount will be increased, if applicable, for any redemption premium above nominal value,

•	this amount will be deducted from the Global Limit,

•	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides that if the statutory and optional (if any) subscriptions do not result in the issuance being subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:

•	limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,

•	freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and

•	and, publicly trade all or part of the issued, but not subscribed securities, in France or abroad, decides that the issuance of warrants (bons de souscription d’actions, or BSAs) of the Company may be performed by way of an offer to subscribe, but also by way of free allocation to the holders of existing shares, decides, in the case of free allocation of warrants (bons de souscription d’actions, or BSAs), the Board of Directors would have the possibility to decide that the allocation rights on fractional shares will not be tradeable and that the corresponding shares will be sold, takes note, as necessary, that the present delegation unconditionally and expressly waives, in favor of the holders of the securities to be issued giving access to the Company's share capital, if any, pursuant to the present delegation, express renunciation by the shareholders to their preferential subscription right to the ordinary shares to which those securities give right, specifies that the delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, and supersedes all previous delegation established for the same purpose, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions established by applicable laws and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably:

•
set the dates, conditions and modalities of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as the case may be, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and

•	and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

•
in its sole discretion and whenever it deems it appropriate, charge the expenses, rights and fees generated by the share capital increases performed by virtue of the present delegation, to the total amount of the premium related to those transactions and withdraw, from the amount of such premium, the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,

•	take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and,

•
more generally, enter into any agreement, notably to successfully complete the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws.

Thirty-third resolution
Delegation of authority to be granted to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the foregoing resolutions, with or without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129, L.225-129-2, L.225-135, L.225-135-1 et seq., L. 228-91 and L. 228-92 of the French Commercial Code,
grants to the Board of Directors the authority to increase the number of shares or securities to be issued in the event of oversubscription, with or without a preferential subscription right, in connection with increases to the share capital of the Company carried out pursuant to the 29th resolution, 30th resolution, 31st resolution and 32nd resolution above, in accordance with the conditions set forth in Articles L. 225-135-1 and R. 225-118 of the French Commercial Code (which, as of the date hereof, permits the issuance of shares or securities at the same price as that decided for the initial issuance and up to a limit of 15% of the amount of the initial issuance, within thirty days as from the closing date of the initial subscription), such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides, in addition, that the nominal amount of any share capital increase that may be completed by virtue of the powers granted to the Board of Directors pursuant to this resolution will be deducted from the Global Limit, decides that the present delegation is granted to the Board of Directors for a period of twenty-six (26) months as from the date of this Shareholders’ Meeting, and supersedes all previous delegations established for the same purpose, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably:

•
set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determines the amounts to be issued, the dividend determination date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as applicable, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of the securities giving access to the Company’s share capital,

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and

•	suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months,

decides that the Board of Directors may:

•
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, to the amount of the premium related to such increases and deduct from this amount the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,

•	take any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market, and

•
more generally, enter into any agreement, in particular to ensure the successful completion of the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose finalizing the share capital increases that may be made pursuant to this delegation, as well as to make the corresponding amendment of the Company’s by-laws.

Thirty-fourth resolution
Determination of the overall financial limits applicable to the share issuances to be completed pursuant to the 29th to 33rd resolutions above and 35th resolution below
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, decides that:

•
the global nominal amount of the share capital increases which may be completed pursuant to the 29th to 33rd resolutions above and 35th resolution below may not exceed €780,886. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares of the Company, in accordance with legal and regulatory requirements as well as applicable contractual provisions,

•
the global nominal amount of the debt securities that may be issued pursuant to the delegations granted in the 29th to 33rd resolutions above and 35th resolution below shall not exceed €500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency or in a monetary unit calculated by reference to multiple currencies).

Thirty-fifth resolution
Delegation of authority to be granted to the Board of Directors in order to increase the share capital by way of issuing of shares and securities giving access to the Company’s share capital to the benefit of employees who participate in a Company savings plan.
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Article L. 3332-1 et seq. of the French Labor Code,
grants to the Board of Directors, the authority to issue, on one or more occasions in the proportions and at the times it deems appropriate, ordinary shares or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s ordinary shares reserved for participants in a savings plan of the Company or, as applicable, of French or foreign companies affiliated with the Company according to Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code (the “Group”),

decides that the maximum nominal amount of the increase in share capital that may be completed pursuant to this resolution may not exceed €46,853. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase that may be completed pursuant to this resolution will be deducted from the Global Limit, decides that the total nominal amount of debt securities issued giving access to the Company’s share capital that may be issued pursuant to this resolution shall not exceed €46,853 (or the corresponding value of this amount for an issuance in a foreign currency), decides, in addition, that total amount of any issue of debt securities giving access to the Company’s share capital that may be issued pursuant to this resolution shall be deducted from the Global Limit, specifies that this delegation is granted to the Board of Directors for a period of 18 months as from the date of the present Shareholders’ Meeting, decides that the issue price of the new shares or securities giving access to the Company’s share capital will be determined by the Board of Directors in accordance with Articles L. 3332-18 to L. 3332-23 of the French Labor Code,
decides to waive, for the benefit of the participants in a savings plan, the shareholders’ preferential subscription right to the shares or securities giving access by any means, immediately or in the future, to ordinary shares to be issued according to this resolution, decides that the Board of Directors is granted full powers to implement the present delegation, with the right to sub-delegate in accordance with the conditions set forth in applicable laws and regulations, particularly in order to, without limitation:

•	decide that the subscriptions may be completed directly or through employee shareholding funds, or all other structures or entities permitted by applicable law or regulation;

•
set the dates, terms and conditions of any issuance pursuant to the present resolution, and, set the opening and closing dates of the subscriptions, the dividend entitlement date, the method of payment for shares and other securities giving access to the share capital of the Company, and to set the deadline for the payment for shares and, as applicable, other securities giving access to the share capital of the Company;

•
to apply for the admission to trading of the securities issued, record the completion of the share capital increases and to subsequently amend the Company’s by-laws, to carry out, directly or through an assignee, all transactions and formalities related to the share capital increases and, to charge the expenses of capital increases to the amount of the premiums related to such increases, and deduct from this amount the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the new share capital after each increase.

Thirty-sixth resolution
Amendment to the quorum requirements for ordinary and extraordinary meetings of the Company’s shareholders, and corresponding amendment to Article 19 of the Company’s By-laws
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to amend the quorum requirements for shareholders’ meetings, whether ordinary, extraordinary or special, in order to require a quorum of 33 1/3 percent and, accordingly, to amend the 10th and 12th paragraphs of Article 19 of the Company’s by-laws to read as follows:
“An ordinary general shareholders’ meeting can be validly conducted pursuant to a first or second notice of meeting only if the shareholders present or represented hold at least 33 1/3 percent of the shares having the right to vote.”
[…]
“An extraordinary general shareholders’ meeting can be validly conducted pursuant to a first or second notice of meeting only if the shareholders present or represented hold at least 33 1/3 percent of the shares having the right to vote.”

Thirty-seventh resolution
Reduction of the duration of the term of office of the directors and observers from 3 to 2 years and corresponding amendment of the Company’s By-laws
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to reduce the duration of the directors’ and observers term of office from 3 to 2 years, decides as a consequence to amend articles 11 and 15 of the Company’s by-laws as follows:
(i) the third paragraph of article 11.1 will be read as follows:
“The directors are appointed for a term of two years. The office of a director shall terminate at the close of the ordinary general meeting of shareholders which deliberated on the accounts of the preceding financial year and held in the year during which the term of office of said director comes to an end.”
(ii) the third paragraph of article 15 will be read as follows:
“The observers are appointed for a term of two years. The office of an observer shall terminate at the close of the ordinary general meeting of shareholders which deliberated on the accounts of the preceding financial year and held in the year during which the term of office of said observer comes to an end.”
acknowledges that as a consequence of the above:

•
and subject to the adoption of the first, second, third, fourth, fifth and sixth resolutions, the terms of office of Mr. Jean-Baptiste Rudelle, Mr. James Warner, Ms. Sharon Fox Spielman, Mr. Eric Eichmann and Mr. Dominique Vidal as Directors will expire at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2017,

•
the terms of office of Ms. Dana Evan and Mr. Hubert de Pesquidoux will expire at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2016.

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